This prospectus supplement is being filed pursuant to the Company’s automatic shelf registration statement on Form S-3 filed February 15, 2011 in order to update and, accordingly, replace an earlier prospectus supplement dated January 9, 2009 (to prospectus dated December 10, 2008) filed pursuant to a different registration statement.

Filed pursuant to Rule 424(b)(5)
Registration Nos. 333-172296 and 333-172296-01
Prospectus Supplement
(To Prospectus dated February 15, 2011)

5,628,350 Shares of Common Stock
underlying Trust Preferred Income Equity Redeemable Securities (PIERS) Units

This is an offering by Reinsurance Group of America, Incorporated of up to 5,628,350 shares of common stock issuable upon the exercise of warrants issued as part of their Trust PIERS Units. The units, issued on December 18, 2001 in a public offering, consist of:

•	a preferred security issued by RGA Capital Trust I (the “Trust”), having a stated liquidation amount of $50, representing an undivided beneficial ownership interest in the assets of the Trust, which consists solely of junior subordinated debentures issued by us each of which has a principal amount at maturity of $50, a stated maturity of March 18, 2051 and, at any time, an accreted value as described in this prospectus supplement and our Form 8-K filed February 15, 2011; and

•	a warrant to purchase, at any time prior to the close of business on December 15, 2050, 1.2508 shares of our common stock at an exercise price of $50, unless we redeem the warrants as described below, in which case the exercise price will be an amount initially equal to $35.13, which price has accreted, and will accrete, on a daily basis from original issuance as described in this prospectus supplement and our Form 8-K filed February 15, 2011 to a maximum of $50 on the expiration date.

The preferred securities have a distribution rate of 5.75% per annum of their stated liquidation amount, subject to reset upon a remarketing of the preferred securities and deferral as described in this prospectus supplement and our Form 8-K filed February 15, 2011. As of the date of this prospectus supplement, the nominal value of the preferred securities is $224,990,000 and the accreted value is $159,440,003.

The preferred security and warrant components of each unit may be separated by the holder and transferred separately. Thereafter, a separated preferred security and warrant may be recombined to form a unit.

We may, if specified conditions are satisfied, redeem the warrants, in whole but not in part, for cash or our common stock or a combination of cash and our common stock for a price equal to 100% of the warrant redemption amount (which will be the difference between $50 and the exercise price described below as of the end of the day next preceding the redemption date), if the closing price of our common stock has exceeded a price per share equal to $47.97, subject to adjustment, for at least 20 trading days within the immediately preceding 30 trading days and on the day on which we make that election. On February 16, 2011, we announced the optional redemption of the warrants on March 4, 2011, or the redemption date, as described in our Form 8-K filed February 16, 2011. Instead of the redemption, a warrant holder may exercise the warrant at an exercise price of $35.44 as of the redemption date, which is based on an initial exercise price of $35.13 plus accretion on a daily basis as described in this prospectus supplement and our Form 8-K filed February 15, 2011 to a maximum of $50 on the expiration date. In connection with the redemption, we are seeking the remarketing of the preferred securities at a price equal to their accreted value as of the end of March 3, 2011, the day next preceding the redemption settlement date, or March 4, 2011.

If the warrant holder chooses to exercise the warrant and is a unit holder that has not opted out of the remarketing, the proceeds from a successful contemporaneous remarketing of the related preferred security will be applied to satisfy in full the exercise price of the warrant.

We guarantee the preferred securities to the extent described in this prospectus supplement and our Form 8-K filed February 15, 2011.

The units are listed on the New York Stock Exchange under the trading symbol “RGA PrA.”

Holders of common stock are subject to certain acquisition restrictions as described in “Description of Capital Stock of RGA — Acquisition Restrictions” in the attached prospectus. The common stock underlying the warrants is listed on the New York Stock Exchange under the trading symbol “RGA.” On February 11, 2011, the closing price of our common stock was $60.83.

Investing in the common stock of RGA involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement and page 3 of the attached prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the attached prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

February 16, 2011

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the shares of common stock and other securities that we are offering, the units and their components and other matters relating to us, including by reference to our Form 8-K filed February 15, 2011. The second part, the attached prospectus, gives more general information about us, the shares of common stock and about other securities we may offer from time to time, some of which does not apply to the shares of common stock we are offering. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. If the description of the shares of common stock or the units and their components in the prospectus supplement differs from the description of the shares of common stock or the units and their components in the accompanying base prospectus, you should rely on the information in this prospectus supplement.

When we use the terms “RGA,” “we,” “us” or “our” in this prospectus supplement, we mean Reinsurance Group of America, Incorporated and its subsidiaries on a consolidated basis (but excluding the Trust), unless we state or the context implies otherwise.

Unless we state or the context implies otherwise, when we use the term “unit securities,” we mean, collectively, the units, the preferred securities, the warrants, the debentures if they are distributed to the holders of preferred securities, and the guarantee, but we do not include in that term the shares of common stock issuable on exercise of the warrants, which are being offered pursuant to this prospectus supplement.

You should rely only on the information provided or incorporated by reference in this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This document may only be used where it is legal to sell the shares of common stock and other securities.

Certain jurisdictions may restrict the distribution of these documents and the offering of the shares of common stock and other securities. We require persons receiving these documents to inform themselves about and to observe any such restrictions. We have not taken any action that would permit an offering of the shares of common stock and other securities or the distribution of these documents in any jurisdiction that requires such action.

This prospectus supplement and accompanying prospectus supersede the prospectus supplement dated January 9, 2009 (and the prospectus dated December 10, 2008 attached thereto).

“Preferred Income Equity Redeemable Securities(SM)” and “PIERS(SM)” are service marks owned by Lehman Brothers Inc.

i

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This document and the documents incorporated by reference into this document contain both historical and forward-looking statements. Forward-looking statements are not based on historical facts, but rather reflect our current expectations, estimates and projections concerning future results and events. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “believe,” “expect,” “anticipate,” “may,” “could,” “intend,” “intent,” “belief,” “estimate,” “plan,” “foresee,” “likely,” “will” or other similar words or phrases. These forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, assumptions and other factors that are difficult to predict and that may cause our actual results, performance or achievements to vary materially from what is expressed in or indicated by such forward-looking statements. We cannot make any assurance that projected results or events will be achieved.

The risk factors set forth in the sections entitled “Risk Factors” in this document and the attached prospectus, and the matters discussed in RGA’s SEC filings, including the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which reports are incorporated by reference in this document, among others, could affect future results, causing these results to differ materially from those expressed in our forward-looking statements.

The forward-looking statements included and incorporated by reference in this document are only made as of the date of this document or the respective documents incorporated by reference herein, as applicable, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances.

See “Risk Factors” and “Where You Can Find More Information” in the attached prospectus.

Numerous important factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements including, without limitation:

•	adverse capital and credit market conditions and their impact on our liquidity, access to capital and cost of capital;

•	the impairment of other financial institutions and its effect on our business;

•	requirements to post collateral or make payments due to declines in market value of assets subject to our collateral arrangements;

•	the fact that the determination of allowances and impairments taken on our investments is highly subjective;

•	adverse changes in mortality, morbidity, lapsation or claims experience;

•	changes in our financial strength and credit ratings, and the effect of such changes on our future results of operations and financial condition;

•	inadequate risk analysis and underwriting;

•	general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in our current and planned markets;

•	the availability and cost of collateral necessary for regulatory reserves and capital;

•	market or economic conditions that adversely affect the value of our investment securities or result in the impairment of all or a portion of the value of certain of the our investment securities, that in turn could affect regulatory capital;

•	market or economic conditions that adversely affect our ability to make timely sales of investment securities;

•	risks inherent in our risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes;

•	fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets;

•	adverse litigation or arbitration results;

•	the adequacy of reserves, resources and accurate information relating to settlements, awards and terminated and discontinued lines of business;

•	the stability of and actions by governments and economies in the markets in which we operate;

•	competitive factors and competitors’ responses to our initiatives;

•	the success of our clients;

•	successful execution of our entry into new markets;

•	successful development and introduction of new products and distribution opportunities;

•	our ability to successfully integrate and operate reinsurance business that RGA acquires;

•	regulatory action that may be taken by state Departments of Insurance with respect to RGA, or any of its subsidiaries;

•	our dependence on third parties, including those insurance companies and reinsurers to which we cede some reinsurance, third-party investment managers and others;

•	the threat of natural disasters, catastrophes, terrorist attacks, epidemics or pandemics anywhere in the world where we or our clients do business;

•	changes in laws, regulations, and accounting standards applicable to RGA, its subsidiaries, or its business;

•	the effect of our status as an insurance holding company and regulatory restrictions on our ability to pay principal of and interest on its debt obligations; and

•	other risks and uncertainties described in this document, including under the captions “Risk Factors” in this document and the attached prospectus and in our other filings with the SEC.

Missouri insurance laws and regulations provide that no person may acquire control of us, and thus indirect control of our Missouri insurance subsidiaries, including, RGA Reinsurance Company, unless such person has provided certain required information to the Department of Insurance, Financial Institutions and Professional Registration and such acquisition is approved by the Director of this department, whom we refer to as the “Missouri Director of Insurance,” after a public hearing. Under Missouri insurance laws and regulations, any person acquiring 10% or more of the outstanding voting securities of a corporation is presumed to have acquired control of that corporation and its subsidiaries. The warrants offered hereby likely constitute a “voting security” under Missouri insurance laws and regulations.

Canadian federal insurance laws and regulations provide that no person may directly or indirectly acquire “control” of or a “significant interest” in our Canadian insurance subsidiary, RGA Life Reinsurance Company of Canada, unless such person has provided information, material and evidence to the Canadian Superintendent of Financial Institutions as required by him and such acquisition is approved by the Canadian Minister of Finance. In addition, under Canadian federal insurance laws and regulations, “significant interest” means the direct or indirect beneficial ownership by a person (or any person associated with that person or two or more persons acting in concert) of shares representing 10% or more of a given class, while “control” of an insurance company exists when a person (or any person associated with that person or two or more persons acting in concert) beneficially owns or controls an entity that beneficially owns securities representing more than 50% of the votes entitled to be cast for the election of directors and such votes are sufficient to elect a majority of the directors of the insurance company. Although the warrants for the shares of common stock offered hereby are not expected to constitute securities entitled to vote for purposes of the foregoing provisions, the warrants are exercisable for our common stock and, in the event of any such exercise, these securities would constitute securities entitled to vote for purposes of the foregoing provisions.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus supplement and the attached prospectus and does not contain all the information you will need in making your investment decision. You should read carefully this entire prospectus supplement, the attached prospectus and the documents incorporated by reference in them. Our principal subsidiaries are RGA Reinsurance Company, which we refer to as “RGA Reinsurance,” RGA Life Reinsurance Company of Canada, which we refer to as “RGA Canada” and RGA Reinsurance Company (Barbados) Ltd., which we refer to as “RGA Barbados.”

The Offering

Common Stock Offered	Up to 5,628,350 shares.

Warrants Exercisable	The shares of common stock covered by this prospectus supplement are issuable upon exercise of 4,499,800 immediately exercisable warrants. Each warrant entitles the holder to purchase, at any time prior to December 15, 2050 (subject to redemption), 1.2508 shares of our common stock.

Maturity of Debentures	March 18, 2051.

Expiration of Warrants	December 15, 2050.

Distribution Dates on Preferred Securities prior to Remarketing	March 15, June 15, September 15 and December 15 of each year. Distribution on the preferred securities will be made only to the extent that we make corresponding interest payments on the debentures.

Distribution Rate of Preferred Securities prior to Remarketing	5.75% per year of the stated liquidation amount of the preferred securities, subject to reset upon a remarketing to the reset rate on the accreted value as of the end of the day next preceding the remarketing settlement date. The distribution rate on the preferred securities will correspond to the interest rate on the debentures.

Accreted Value of Preferred Securities prior to Remarketing	The “accreted value” of a preferred security is equal to the accreted value of a debenture, which is equal to the sum of the initial purchase price of the preferred security component of each unit (or $35.13) plus accrual of discount calculated from December 18, 2001 to the date of calculation at the all-in-yield rate of 8.25% per annum through December 15, 2050 minus accrual of interest on the principal amount of the debentures (or $50) at the rate of 5.75%, in each case, on a quarterly bond equivalent yield basis using a 360-day year of twelve 30-day months until that sum equals $50 on December 15, 2050. For example, because the purchase price initially allocable to the preferred securities was $35.13, the accreted value of a debenture will be equal to $35.44 on March 3, 2011, the day next preceding the remarketing settlement date, which is the same as the redemption date.

Deferral of Payments on Preferred Securities	So long as we are not in default in the payment of interest on the debentures and so long as a failed remarketing has not occurred, we have the right, at any time, and from time to time during the term of the debentures, to defer payments of interest by extending the interest payment period for a period not exceeding 20 consecutive quarters or extending beyond the stated maturity of the debentures, during which extension period no interest will be due and payable. Prior to the termination of any such extension period, we may further extend such extension period; except that such extension period, together with all such previous and further extensions, may not exceed 20 consecutive quarters or extend beyond the stated maturity of the debentures or end on a date other than an interest payment date. During any extension period, we will agree not to make certain restricted payments.

Warrant Exercise Price	On February 16, 2011, we announced an optional redemption of the warrants as described in our Form 8-K filed February 16, 2011. The warrant exercise price in lieu of a redemption will be $35.44 per share, which reflects the initial exercise price of $35.13 plus accretion, calculated on a daily basis from December 18, 2001 to March 4, 2011, the redemption date, at the all-in yield of 8.25% per annum minus accrual of an amount equal to $50 multiplied by 5.75%, in each case, on a quarterly bond equivalent basis using a 360-day year of twelve 30-day months. In connection with an exercise of the warrants instead of a redemption, the exercise price of the warrants will be calculated as of March 3, 2011, which is the business day next preceding the redemption date. If the warrant holder exercises the warrant other than instead of a redemption, the warrant exercise price will be $50 per share.

Optional Redemption of Warrants and Remarketing of Preferred Securities	If the closing price of our common stock exceeds and has exceeded a price per share equal to $47.97, subject to adjustment, for at least 20 trading days (as defined below) within the immediately preceding 30 consecutive trading days and we have satisfied specified conditions, we may at our option, elect to redeem the warrants, in whole but not in part, for cash, our common stock or a combination of cash and our common stock, equal to the warrant redemption amount, which will be equal to $50 minus the exercise price of the warrant upon a redemption as of the end of the day next preceding the redemption date as described above.

On February 16, 2011, we announced the optional redemption of the warrants on March 4, 2011, or the redemption date, as described in our Form 8-K filed February 16, 2011.

The warrants will be redeemed on March 4, 2011, or the redemption date, unless a warrant holder affirmatively elects to exercise its warrants. A warrant holder may elect to exercise a warrant in lieu of redemption. Each holder of a warrant who desires to exercise its warrants on the redemption date at the exercise price per warrant, instead of having such warrants redeemed on such date, must:

• if such warrant is held as a component of a PIERS unit, notify the warrant agent and the unit agent of such intention by use of a notice in substantially the form provided with the notice of redemption or

• if such warrant is not held as a component of a unit, notify the warrant agent of such intention by use of a notice set forth on the reverse side of warrant certificate.

In each case, such notice must given to prior to 5:00 p.m., New York City time, on March 3, 2011, which is the business day immediately preceding the redemption date. In the absence of an election to exercise a warrant in lieu of a redemption, a holder will be deemed to have elected to have its warrants redeemed on the redemption date.

Because of the abbreviated notification period, a warrant holder who intends to exercise its warrant upon an optional redemption of the warrants may want to make arrangements for the exercise of the warrants and the delivery of shares to the warrant agent quickly upon receipt of a notice of redemption from us. See “Risk Factors — Holders of warrants are required to give notice of exercise on or before March 3, 2011 in order for the warrants not to be redeemed” in this prospectus supplement.

In connection with our notice of redemption we will seek a remarketing of all the preferred securities at a price of no less than 100% of their accreted value. If the warrant holder chooses to exercise the warrant and is a unit holder that has not opted out of the remarketing, the proceeds from a successful contemporaneous remarketing of the related preferred security will be applied to satisfy in full the exercise price of the warrant. The remarketing settlement date and the optional redemption date (March 4, 2011) will be three business days after the remarketing date (March 1, 2011).

Also in connection with the remarketing:

• the adjusted maturity of the debentures (and, as a result, the adjusted redemption date of the preferred securities) will become June 5, 2011, which is the date which is 93 days following the remarketing settlement date;

• the amount due at the adjusted maturity date of a debenture will be $35.44, which is the accreted value of the debenture as of the end of March 3, 2011, the day next preceding the remarketing settlement date (and, as a result, the amount due at the adjusted redemption date of the preferred securities will be the accreted value of the preferred securities as of such date); and

• on March 4, 2011, which is the remarketing settlement date, the debentures will have an interest rate on their accreted value or stated liquidation amount if remarketed at maturity (and, as a result, the preferred securities will have a distribution rate on their accreted value or stated liquidation amount if remarketed at maturity) equal to the rate established in the remarketing.

See “— Failed Remarketing” below for a description of the consequences of the failure to successfully remarket the preferred securities in connection with a redemption or expiration of the warrants.

Redemption and Remarketing Upon Tax Event or Investment Company Event	If (1) certain tax events occur or (2) there is a more than an insubstantial risk that the Trust will be considered an investment company under the Investment Company Act of 1940 and if we satisfy specified conditions, we may, at our option, elect to redeem the warrants at their warrant redemption amount, which may be paid, at our option, in cash, our common stock or a combination of cash and our common stock, and remarket the preferred securities.

Exercise of Warrants	A holder may exercise warrants at any time by giving notice prior to the close of business on the business day prior to the expiration date, unless earlier redeemed.

A holder who wishes to exercise warrants in lieu of redemption must give notice prior to 5:00 p.m., New York City time, on March 3, 2011, as provided in the notice of redemption sent to holders on February 16, 2011, to The Bank of New York Mellon Trust Company, N.A., 2 North LaSalle, Suite 1020 Chicago, Illinois 60602; telephone: (312) 827-8546.

Holders must pay the exercise price of their warrants in cash (including the automatic application of a portion of the proceeds of any remarketing of preferred securities). Accordingly, the holders of units may not tender their preferred securities directly toward payment of the exercise price of the warrants.

Rights of a Unit Holder	Following an exercise of warrants by a unit holder other than in connection with a remarketing, the holder may require the Trust to exchange the holder’s related preferred securities for debentures and require RGA to repurchase such debentures at $50 on a special distribution date which is no less than 93 days following the exercise of the warrants.

If a unit holder exercises the warrant that is part of the unit in connection with an optional redemption of the warrants by RGA or expiration of the warrants, the holder will be able to satisfy in full the exercise price by applying the proceeds of a successful related remarketing of the related preferred securities. See “Description of the Preferred Securities — Remarketing” in our Form 8-K filed February 15, 2011.

Failed Remarketing	If the remarketing agent is unable to remarket the preferred securities when required for any reason, a “failed remarketing” will have occurred. If a failed remarketing occurs:

• beginning on March 4, 2011, which is the third business day after such date, interest will accrue on the accreted value of the debentures, and distributions will accumulate on the accreted value of the preferred securities;

• the interest rate on the accreted value of debentures will be 10.25% per annum and, as a result, the distribution rate on the accreted value of the preferred securities will adjust correspondingly;

• the stated maturity of the accreted value of the debentures (and, as a result, the final distribution date for the preferred securities) will become June 5, 2011, which is the date which is 93 days after the failed remarketing settlement date; and

• we will no longer have the option to defer interest payments on the debentures.

Notwithstanding that a failed remarketing in connection with an optional redemption of the warrants may occur, the warrants would nevertheless be redeemed at the warrant redemption amount on the optional redemption date and a warrant holder who has elected to exercise its warrants will be obligated to exercise its warrants instead of such redemption by paying the exercise price in cash.

Guarantee	The following payments or distributions with respect to the preferred securities and common securities on a pro rata basis, to the extent not paid by or on behalf of the Trust, will be guaranteed by us:

• any accumulated and unpaid distributions required to be paid on the preferred securities and common securities on a pro rata basis, to the extent that the Trust has sufficient funds available therefor at the time;

• the redemption price with respect to any preferred securities and common securities on a pro rata basis called for redemption, to the extent that the Trust has sufficient funds available therefor at such time;

• the repurchase of debentures, which are exchanged for preferred securities if a change of control occurs, at the accreted value equal to the accreted value of the preferred securities, plus accrued and unpaid interest on the debentures (including deferred interest) to, but excluding, the repurchase date; and

• upon a voluntary or involuntary dissolution, winding up or termination of the Trust (other than in connection with the exchange of all of the preferred securities for debentures and the distribution of the debentures to the holders of the preferred securities and common securities on a pro rata basis), the lesser of

— the aggregate accreted value of the common and preferred securities of the Trust and all accumulated and unpaid distributions thereon to the date of payment; and

— the amount of assets of the Trust remaining available for distribution to the holders of preferred securities and common securities on a pro rata basis.

Our obligations under the guarantee are subordinated and junior in right of payment to all of our existing and future senior indebtedness.

The Trust	RCA Capital Trust I, or the “Trust,” is a Delaware statutory business trust. The sole assets of the Trust are the debentures. The Trust will issue the preferred securities and the common securities. All of the common securities will be owned by us, in an aggregate liquidation amount of at least 3% of the total capital of the Trust. The preferred securities represent the remaining 97% of the trust’s capital.

Ranking	Payment of distributions on, and the redemption price of, the preferred securities and the common securities, will generally be made pro rata based on their stated liquidation amounts. However, if on any payment date, an indenture event of default has occurred and is continuing, no payment on the common securities will be made unless payment in full in cash of all accumulated and unpaid distributions on all of the outstanding preferred securities for all current and prior distribution periods (or in the case of payment of the redemption price, the full amount of such redemption price on all of the outstanding preferred securities then called for redemption), has been made or provided for.

Form and Denomination	The Depository Trust Company, which we refer to as “DTC,” acts as securities depositary for the unit securities. Each of the unit securities were issued only as fully registered securities registered in the name of DTC or its nominee for credit to an account of a direct or indirect participant in DTC. Fully registered certificates were issued for each of the unit securities, and were deposited with the property trustee as custodian for DTC. The preferred securities were issued in denominations of $50 stated liquidation amount and whole multiples of $50. See “Book-Entry Issuance” in this prospectus supplement.

Use of Proceeds	The shares of common stock covered by this prospectus supplement are issuable upon exercise of 4,499,800 immediately exercisable warrants. We expect that any proceeds we receive from the payment of the exercise price by a warrant holder will be used for general corporate purposes, repayment of the remarketed preferred securities and repurchases by us of our common stock, which may include an accelerated stock repurchase agreement. We will not receive any proceeds from any subsequent sale of shares of common stock by any holder.

The proceeds from the remarketed preferred securities will be paid to the selling holders, unless holders are unit holders which have elected to exercise their warrants, in which case the proceeds will be applied on behalf of the selling holders to satisfy in full the exercise price of the warrants.

Material United States Federal Income and Estate Tax Consequences	The exercise of the warrants to purchase our common stock generally will not constitute a taxable event and the holding period for the common stock you receive should begin the day following the day you exercise (or possibly on the day you exercise) the warrants and will not include the period during which you held the warrants. In addition, the redemption of your warrants by RGA in exchange for RGA common stock generally will not constitute a taxable event; however, your holding period for the common stock you receive may include the period you owned the warrants. A sale of your warrants or redemption of your warrants by RGA for cash will generally constitute a taxable event. See “Material United States Federal Income and Estate Tax Consequences” in this prospectus supplement.

ERISA Considerations	Each purchaser and subsequent transferee of the units, including the underlying preferred securities, warrants, debentures and any shares of our common stock issued upon the exercise of the warrants will be deemed to have represented and warranted that the acquisition and holding of these securities by the purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974 (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986 or similar violation under any applicable similar laws. See “ERISA Considerations” in this prospectus supplement.

Absence of a Public Market for the Warrants, Preferred Securities and Debentures	The warrants, preferred securities and debentures are not listed on any stock exchange. We cannot assure you that an active or liquid market exists or will develop for these securities.

New York Stock Exchange Symbol	Our common stock is traded on the New York Stock Exchange under the symbol “RGA”.

Recent Developments

On January 31, 2011, RGA reported quarterly and annual results for the period ended December 31, 2010, as described in our Current Report on Form 8-K filed February 15, 2011.

Information about RGA

We are an insurance holding company that was formed on December 31, 1992. Through our operating subsidiaries, we are primarily engaged in life reinsurance in North America and select international locations. In addition, we provide reinsurance of non-traditional business including asset-intensive products and financial reinsurance. Through a predecessor, we have been engaged in the business of life reinsurance since 1973. As of September 30, 2010, we had approximately $2.5 trillion of life reinsurance in force and $28.9 billion in consolidated assets.

Our executive office is located at 1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017-6039, and our telephone number is (636) 736-7000.

RISK FACTORS

You should carefully consider the following factors, the other information contained in this prospectus supplement and the attached prospectus and the information incorporated by reference in the attached prospectus before deciding to purchase the units or to exercise any warrants. Any of these risks could materially adversely affect our business, financial condition and results of operations, which could in turn materially adversely affect the price of the unit securities and the shares of our common stock issuable upon exercise of the warrants.

For risks relating specifically to RGA and our common stock, see “Risk Factors” beginning on page 3 in the attached prospectus and the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are incorporated by reference in this document.

The market price for our unit securities and our common stock may fluctuate significantly.

The market price for our unit securities and our common stock may be highly volatile. There may be significant fluctuations in the price of these securities due to many factors, including:

•	actual or anticipated fluctuations in our operating results;

•	changes in expectations as to our future financial performance or changes in financial estimates of securities analysts;

•	success of our operating and growth strategies;

•	investor anticipation of strategic and technological threats, whether or not warranted by actual events;

•	operating and stock price performance of other comparable companies; and

•	realization of any of the risks described in the risk factors in this document or the attached prospectus or those set forth in our most recent Annual Report on Form 10-K or subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

In addition, the stock market has historically experienced volatility that often has been unrelated or disproportionate to the operating performance of particular companies. These broad market and industry fluctuations may adversely affect the trading price of our common stock, regardless of our actual operating performance.

At our option, you may receive the debentures in exchange for your preferred securities, or if specified events occur we may redeem the warrants and the maturity of the preferred securities may be shortened.

At our option, at any time, we may:

•	subject to certain conditions, liquidate the Trust and distribute the debentures to the beneficial holders of preferred securities; or

•	if a specified tax or investment company event occurs, cause a remarketing of the preferred securities and a redemption of the warrants.

See “Description of the Warrants — Redemption Upon Special Event” and “Description of Preferred Securities — Distribution of Debentures” in our Form 8-K filed February 15, 2011. In addition, we may cause a remarketing of the preferred securities and a redemption of the warrants if the price of our common stock reaches specified levels. In connection with a remarketing of the preferred securities, the maturity date of the debentures and, accordingly, the preferred securities will change to the date which is 93 days from the remarketing. In connection with a remarketing of the preferred securities, you will only be entitled to the accreted value, and not the stated liquidation amount, except in a remarketing at maturity, of the preferred securities. As a result of the above, you may face the risk of reinvesting the proceeds of the remarketing at yields below the related security.

Holders of warrants are required to give notice of exercise on or before March 3, 2011 in order for the warrants not to be redeemed.

On February 16, 2011, we announced the optional redemption of the warrants on March 4, 2011, or the redemption date, as described in our Form 8-K filed February 16, 2011. The warrants will be redeemed on March 4, 2011, the redemption date, unless a warrant holder affirmatively elects to exercise its warrants. As a result of RGA’s notice of redemption, a holder must give notice of exercise in lieu of redemption prior to 5:00 p.m., New York City time, on March 3, 2011, the business day immediately preceding the redemption date. If a holder does not provide timely notice of exercise because of illness, absence or other circumstances the warrants held by that holder will be redeemed. Because of the abbreviated notification period, a warrant holder who intends to exercise its warrant upon an optional redemption of the warrants may want to make arrangements to provide standing instructions to its broker or the party which holds the warrant for the exercise of the warrants and the delivery of shares to the warrant agent in order to allow that party to act quickly if it receives a notice of redemption from RGA. See “Description of the Warrants — Optional Redemption — Procedures” in our Form 8-K filed February 15, 2011.

The guarantee and your rights under the guarantee are limited.

Under the guarantee, we will guarantee to the holders of the preferred securities and common securities on a pro rata basis, but only to the extent the Trust has funds available for these payments, the payment of:

•	any accumulated and unpaid distributions required to be paid on the preferred securities and common securities on a pro rata basis, to the extent that the Trust has sufficient funds available therefor at the time;

•	the redemption price with respect to any preferred securities and common securities on a pro rata basis called for redemption, to the extent that the Trust has sufficient funds available therefor at such time; and

•	the repurchase of debentures, which are exchanged for preferred securities if a change of control occurs, at the accreted value equal to the accreted value of the preferred securities, plus accrued and unpaid interest on the debentures (including deferred interest) to, but excluding, the repurchase date to the extent the Trust has sufficient funds available therefor at that time;

•	upon a voluntary or involuntary dissolution, winding up or termination of the Trust (other than in connection with the exchange of all of the preferred securities for debentures or the distribution of the debentures to holders of the preferred securities and common securities on a pro rata basis), the lesser of:

—	the aggregate accreted value of the preferred securities and common securities and all accumulated and unpaid distributions thereon to the date of payment; and

—	the amount of assets of the Trust remaining available for distribution to holders of preferred securities and common securities on a pro rata basis.

The guarantee trustee will hold the guarantee for the benefit of the holders of the preferred securities and the common securities. The holders of a majority in aggregate stated liquidation amount of the preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee, or to direct the exercise of any trust or other power conferred upon the guarantee trustee under the guarantee. If the guarantee trustee fails to enforce the guarantee, then any holder of preferred securities, subject to the subordination provisions of the guarantee for that payment, may sue us directly to enforce such holder’s right to receive payment under the guarantee without first suing the Trust, the guarantee trustee or any other person or entity. If we default on our obligation to pay amounts on the debentures, the Trust would lack sufficient funds for the payment of distributions or amounts payable on redemption of the preferred securities or otherwise. The holders of the preferred securities would not be able to rely upon the guarantee for payment of those amounts. A holder of the preferred securities could instead rely on the enforcement by:

•	the property trustee of its rights as registered holder of the debentures against us in accordance with the terms of the debentures; or

•	such holder of its right to bring a suit directly against us to enforce payments on debentures.

The declaration of trust states that each holder of preferred securities will agree to the provisions of the guarantee, including the subordination provisions, and the indenture.

Our obligations under the guarantee and the debentures will be subordinated to our obligations to pay senior debt.

Our obligations under the guarantee and the debentures will be contractually subordinated and junior in right of payment to all of our existing and future senior indebtedness, including our outstanding senior notes, bank debt and the senior notes that we issued following the issuance of the units. “Senior indebtedness” includes:

•	all of our indebtedness, whether outstanding on the date of the issuance of the debentures or thereafter created, incurred or assumed, which is for money borrowed, or which is evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities;

•	all of our obligations under leases required or permitted to be capitalized under generally accepted accounting principles;

•	any indebtedness of others of the kinds described in the first bullet point above, for the payment of which RGA is responsible or liable as guarantor or otherwise; and

•	amendments, renewals, extensions and refundings of any such indebtedness.

The senior indebtedness will continue to be senior indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness. Senior indebtedness will not include (1) indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business, (2) any indebtedness which by its terms is expressly made equal in rank and payment with or subordinated to the debentures and (3) obligations by RGA owed to its subsidiaries.

Any significant additional indebtedness that we may incur may materially adversely impact our ability to service our debt, including the debentures. Due to the subordination provisions in the indenture under which the debentures were issued, in the event of our insolvency, funds which we would otherwise use to pay the holders of the debentures will be used to pay the holders of senior indebtedness to the extent necessary to pay the senior indebtedness in full. As a result of these payments, our general creditors may recover less, ratably, than the holders of our senior indebtedness and these general creditors may recover more, ratably, than the holders of the debentures or our other subordinated indebtedness. In addition, the holders of our senior indebtedness may, under certain circumstances, restrict or prohibit us from making payments on the debentures or distributions on the preferred securities. As of September 30, 2010, we had approximately $2,225.7 million of debt, including approximately $897.6 million of senior indebtedness and the junior subordinated indebtedness that we issued to the Trust in connection with its issuance of the Trust PIERS Units in December 2001.

In addition, because RGA is a holding company, its principal assets consist of the stock of its insurance company subsidiaries and its principal cash flow is derived from dividends, other distributions or loans from its insurance company subsidiaries. Therefore, RGA’s ability to service its debt, including the guarantee and the debentures, will primarily be dependent upon the earnings of these subsidiaries and their ability to distribute those earnings as dividends or make loans or other payments to RGA. In addition, regulatory restrictions may limit these payments. Our insurance company subsidiaries are subject to various state statutory and regulatory restrictions, applicable to insurance companies generally, that limit the amount of cash dividends, loans and advances that those subsidiaries may pay to us, as described in Item 1 — Business in our most recent Annual Report on Form 10-K, which is incorporated by reference in this document.

As a result of RGA being a holding company, both the guarantee and the debentures will be structurally subordinated to all of its subsidiaries’ existing and future obligations. RGA only has a stockholder’s claim in the assets of its subsidiaries. This stockholder’s claim is junior to claims that creditors and reinsurance contract holders of RGA’s subsidiaries have against those subsidiaries. Holders of the debentures and beneficiaries of the guarantee of the preferred securities will only be creditors of RGA, and such holders will not be creditors of RGA’s subsidiaries, where most of RGA’s consolidated assets are located. All of RGA’s subsidiaries’ existing and future liabilities, including any claims of trade creditors, claims under reinsurance contracts, debt obligations and other liabilities and preferred shareholders of our subsidiaries, will be effectively senior to the guarantee of the preferred securities and the debentures. As of September 30, 2010, the total liabilities of our subsidiaries were approximately $22.2 billion.

The debentures do not contain restrictive covenants, and there is limited protection in the event of a change of control.

The indenture under which the debentures were issued does not contain several types of restrictive covenants that would protect the holders of debentures from transactions that may adversely affect them. In particular, the indenture does not contain covenants that limit our ability, absent exercise of our deferral option, to pay dividends or make distributions on, or redeem or repurchase, our capital shares and does not contain provisions that would give the holders of the debentures the right to require us to repurchase their debentures in the event of a change of control of RGA, except as described in this prospectus supplement and our Form 8-K filed February 15, 2011, or a decline in our credit rating or the credit rating of our debt securities as a result of a takeover, recapitalization or similar restructuring, or any other reason. In addition, the indenture does not limit our ability to incur additional indebtedness and, therefore, will not contain provisions that afford the holders of the debentures protection in the event of a highly leveraged transaction or other similar transaction involving us that may adversely affect the holders.

Other than the warrants, the warrant agreement, the debentures and the indenture, none of the unit securities or the agreements governing these securities contain provisions that permit holders of units to require that RGA redeem the warrants or repurchase the debentures in the event of, or otherwise prohibit RGA from undertaking, a merger, takeover, recapitalization or similar business combination or restructuring transaction. In addition, RGA could enter into certain transactions, including acquisitions, refinancings or other recapitalization, that could affect RGA’s capital structure or the value of our common stock, but that would not constitute a change of control.

Our ability to redeem the warrants and repurchase the debentures upon a change of control may be limited.

In certain circumstances involving a change of control of RGA, you may require us to redeem the warrants for, at our option, cash, shares of our common stock or a combination of cash and our common stock and exchange the preferred securities for debentures and then repurchase the debentures. We cannot assure you that, if required, we will have sufficient cash or other financial resources at such time or would be able to arrange financing to redeem the warrants for the warrant redemption amount and to pay the repurchase price of the debentures in cash. Our ability to do these things in this event may be limited by law, insurance regulations, by the indenture, by the terms of other agreements relating to our senior indebtedness and by such indebtedness and agreements as may be entered into, replaced, supplemented or amended from time to time. We may not have the financial ability to redeem the warrants and repurchase the debentures in cash if payment for our senior indebtedness is accelerated. Our right to pay the warrant redemption amount in our common stock is subject to conditions described in “Description of the Warrants — Change of Control.”

You must rely on the enforcement rights of the property trustee.

If:

•	the Trust fails to pay distributions in full on the preferred securities, other than pursuant to a deferral of interest during an extension period, or

•	a trust enforcement event, which we define under “Description of the Preferred Securities — Trust Enforcement Events” in our Form 8-K filed February 15, 2011, including a failure by us to make payments on the debentures, occurs and is continuing;

the holders of preferred securities must rely upon the enforcement rights of the property trustee, as a holder of the debentures. The holders of a majority in liquidation amount of the preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee or to direct the exercise of any trust or power conferred upon the property trustee under the declaration of trust, including the right to direct the property trustee to exercise the remedies available to it as a holder of the debentures.

If the property trustee fails to enforce its rights under the debentures in respect of an indenture event of default after a holder of record of preferred securities has made a written request, a holder of preferred securities may sue us directly to enforce the property trustee’s rights under the debentures without first suing the property trustee. If a trust enforcement event has occurred and is continuing and is attributable to our failure to pay interest, principal or premium on the debentures when due, then the registered holder of the preferred securities may sue directly for enforcement of payment to the holder of the principal, premium or interest on the debentures having a principal amount equal to the aggregate liquidation amount of the preferred securities of such holder. As the holder of the common securities of the Trust, we will be subrogated to the rights of such holder of preferred securities under the declaration to the extent of any payment made by us to such holder of preferred securities in that suit. The holders of preferred securities will not be able to exercise directly any other remedy available to the holders of the debentures.

Holders of preferred securities will have only limited voting rights.

Holders of preferred securities will have limited voting rights and will not be entitled to vote to appoint, remove or replace, the various trustees of the Trust. Holders will not be able to increase or decrease the number of these trustees. Those voting rights are held exclusively by the holders of the common securities of the Trust, which initially will be us.

Limited trading volume of our units may contribute to their price volatility.

During the twelve months ended February 11, 2011, the average daily trading volume for our units as reported by the NYSE was 6,247 units. As a result, small trades may have a significant effect on the price of our units.

We have the option to extend interest payment periods, which may result in adverse tax consequences and adversely affect the market price of the preferred securities.

We have the right to defer payments of interest on the debentures by extending the interest payment period for extension periods not exceeding 20 consecutive quarters with respect to each deferral period, provided that no extension period may extend beyond maturity of the debentures. Prior to the end of an extension period, we may, and at the end of such extension period we shall, pay all interest then accrued and unpaid, together with interest thereon at the stated rate borne thereby, compounded quarterly at the applicable rate for the debentures to the extent permitted by applicable law. Prior to the termination of any extension period we may further extend the extension period, provided that any extension period, together with all previous and further extensions, may not exceed 20 consecutive quarters or extend beyond the maturity of the debentures or end on a date other than an interest payment date. Upon termination of any extension period and the payment of all amounts then due, including interest on deferred interest payments, we may select a new extension period, subject to the above requirements. If interest payments on the debentures are deferred, distributions on the preferred securities also will be deferred and we, or any of our subsidiaries, will not be permitted, subject to certain exceptions described in “Description of the Debentures — Option to Extend Interest Payment Period” in our Form 8-K filed February 15, 2011, to:

•	declare or pay dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock or under any dividend reimbursement plan;

•	make any payment of interest, principal or premium, if any, on, or repay, repurchase or redeem any debt securities issued by RGA that rank equally with or junior to the debentures; or

•	make any guarantee payments with respect to any guarantee by RGA of the debt securities of any subsidiary, if such guarantee ranks equally with or junior in interest to the debentures, other than payments under our guarantee of the preferred securities of the Trust.

During an extension period, interest on the debentures will continue to accrue and, as a result, distributions on the preferred securities will accumulate. See “Description of the Preferred Securities — Distributions” and “Description of the Debentures — Option to Extend Interest Payment Period” in our Form 8-K filed February 15, 2011.

We have no current intention of exercising our right to defer payments of interest by extending the interest payment period on the debentures. However, should we elect to exercise such right in the future, the market price of the preferred securities is likely to be adversely affected. If you dispose of your preferred securities during an extension period, you might not receive the same return on your investment that you would if you continue to hold your preferred securities. In addition, as a result of the existence of our right to defer interest payments, the market price of the preferred securities, which represent an undivided beneficial ownership interest in the debentures, may be more volatile than other securities that do not have such rights.

Our significant redemption obligations with respect to the units may adversely affect our operations.

We will incur redemption obligations for the units. These obligations could adversely affect our ability to obtain additional financing for acquisitions, working capital or other purposes and could make us more vulnerable to economic downturns and competitive pressures.

Our obligations under the units could also hurt our liquidity. In the event of a cash shortfall, we could be forced to reduce other expenditures to be able to meet our obligations. Our ability to meet our obligations under the units will be dependent upon our future performance, which will be subject to financial, business and other factors affecting our operations. Many of these factors are beyond our control. If we are unable to meet our obligations under the units and to service our debt, we may be required to refinance our obligations or obtain additional financing.

USE OF PROCEEDS

The shares of common stock covered by this prospectus supplement are issuable upon exercise of 4,499,800 immediately exercisable warrants. We expect that any proceeds we receive from the payment of the exercise price by a warrant holder will be used for general corporate purposes, repayment of the remarketed preferred securities and repurchases by us of our common stock, which may include an accelerated stock repurchase agreement. We will not receive any proceeds from any subsequent sale of shares of common stock by any holder or from remarketing of the preferred securities.

The proceeds from the remarketed preferred securities will be paid to the selling holders, unless holders are unit holders which have elected to exercise their warrants, in which case the proceeds will be applied on behalf of the selling holders to satisfy in full the exercise price of the warrants.

MARKET PRICES AND DIVIDEND INFORMATION

The following table sets forth the high and low intraday trading price per share of our common stock and our units and dividends paid during the last two fiscal years through February 11, 2011, as adjusted for all stock splits and as reported on the NYSE, for the periods indicated:

	Common Stock				Units
For the Quarterly Period Ended:	High	Low	Dividend		High	Low	Dividend

2009
March 31, 2009	$43.07	$21.27	$0.09		$54.50	$27.00	$0.718
June 30, 2009	$38.51	$27.93	$0.09		$50.50	$38.00	$0.718
September 30, 2009	$45.79	$31.86	$0.09		$61.42	$45.19	$0.718
December 31, 2009	$49.85	$42.52	$0.09		$64.56	$57.50	$0.718
2010
March 31, 2010	$52.64	$44.89	$0.12		$67.00	$57.50	$0.718
June 30, 2010	$56.49	$44.21	$0.12		$71.55	$57.09	$0.718
September 30, 2010	$51.09	$42.72	$0.12		$65.08	$56.35	$0.718
December 31, 2010	$54.89	$47.30	$0.12		$70.83	$62.87	$0.718
2011
January 1, 2011 through February 11, 2011	$61.21	$53.92	$0.12	*	$78.72	$71.50	$0.0

*	We declared a $0.12 dividend on January 31, 2011 that is payable on February 28, 2011.

DESCRIPTION OF THE SECURITIES

The Trust PIERS Units

For a description of the Trust PIERS units, see “Description of the Units” in our Form 8-K filed February 15, 2011, which is incorporated by reference in this prospectus supplement.

The Warrants of RGA

For a description of the warrants, which form a part of the Trust PIERS units, see “Description of the Warrants” in our Form 8-K filed February 15, 2011, which is incorporated by reference in this prospectus supplement.

The Preferred Securities of the Trust

For a description of the preferred securities, which form a part of the Trust PIERS units, see “Description of the Preferred Securities” in our Form 8-K filed February 15, 2011, which is incorporated by reference in this prospectus supplement.

The Debentures of RGA

For a description of the debentures, see “Description of the Debentures” in our Form 8-K filed February 15, 2011, which is incorporated by reference in this prospectus supplement.

The Guarantees of RGA

For a description of the guarantees, see “Description of the Guarantee” in our Form 8-K filed February 15, 2011, which is incorporated by reference in this prospectus supplement.

Common Stock of RGA

For a description of RGA’s common stock, see “Description of Capital Stock of RGA” in the attached prospectus.

The Trust

For a description of the Trust, see “Information About the Trust” in the attached prospectus.

BOOK-ENTRY ISSUANCE

Overview

DTC acts as securities depositary for the unit securities, each of which will be issued only as fully registered securities registered in the name of DTC or its nominee for credit to an account of a direct or indirect participant in DTC as described below. One or more fully registered certificates (each, a “Global Certificate”) will be issued for each of the unit securities and will be deposited with the property trustee as custodian for DTC.

Depository Procedures

DTC has advised the Trust and RGA that DTC is a limited-purpose trust company created to hold securities for the participating organizations, including securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Trust and RGA that purchases of Global Securities within the DTC system must be made by or through Participants, which will receive a credit for the applicable Global Security on DTC’s records. The ownership interest of each actual purchaser of each applicable Global Security is in turn to be recorded on the Participants’ and Indirect Participants’ records. Owners of interest will not receive written confirmation from DTC of their purchases, but owners of interest are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Participants or Indirect Participants through which the owners of interest purchased their applicable Global Securities. Transfers of ownership interests in the Global Securities are to be accomplished by entries made on the books of Participants or Indirect Participants acting on behalf of owners of interest. Except as described below, owners of interests will not receive physical delivery of certificates representing their ownership interests in the Global Securities and will not be considered the registered owners or holders thereof for any purpose.

DTC has advised the Trust and RGA that conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of securities may wish to ascertain that the nominee holding the securities for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to registrar and request that copies of notices be provided directly to them.

DTC has advised the Trust and RGA that redemption notices should be sent to DTC in addition to any other recipients. If less than all of the securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Participant in such issue to be redeemed.

DTC has advised the Trust and RGA that a beneficial owner may give notice to elect to have its securities purchased or tendered, though its Participant, to the remarketing agent, and shall effect delivery of such securities by causing the Participant to transfer the Participant’s interest in the securities, on DTC’s records, to the remarketing agent. The requirement for physical delivery of securities in connection with an optional tender or mandatory purchase will be deemed satisfied when the ownership rights in the securities are transferred by Participants on DTC’s records and followed by a book-entry credit of tendered securities to the remarketing agent’s DTC account.

The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Certificate to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Certificate to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Global Securities, see “— Exchange of Book-Entry Securities for Certificated Securities.”

Payments in respect of the Global Securities will be payable by the property trustee and the debenture trustee, respectively, to DTC in its capacity as the registered holder. The property trustee and the debenture trustee will treat the persons in whose names the applicable Global Securities, including the Global Certificates, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the property trustee nor any agent thereof has or will have any responsibility or liability for (1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Certificates, or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Certificates or (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and RGA that its current practice, upon receipt of any payment in respect of securities such as the unit securities, is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Global Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the property trustee, the debenture trustee or the Trust. None of the Trust, the property trustee, the warrant agent or the debenture trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Global Securities, and the Trust, the property trustee, the warrant agent and the indenture trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Interests in the Global Certificates will trade in DTC’s Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.

DTC has advised the Trust and RGA that it will take any action permitted to be taken by a holder of a Global Security only at the direction of one or more Participants to whose account with DTC interests in the Global Certificates are credited. However, if there is an Indenture Event of Default (or, in the case of preferred securities, any event which after notice or lapse of time or both would be a Trust Enforcement Event), DTC reserves the right to exchange the Global Certificates for the unit securities, as appropriate, in certificated form and to distribute such securities to its Participants.

The information in this section concerning DTC and its book-entry systems has been obtained from sources that the Trust and RGA believe to be reliable, but neither the Trust nor RGA takes responsibility for the accuracy thereof.

Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the Global Securities among participants in DTC, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trust nor the property trustee will have any responsibility for the performance by DTC or its respective participants or indirect participants of its obligations under the rules and procedures governing its operations.

DTC may discontinue providing its services as a depositary with respect to the securities at any time by giving reasonable notice to us or the agent. Under such circumstances, in the event a successor depository is not obtained, security certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, security certificates will be printed and delivered to DTC.

Exchange of Book-Entry Securities for Certificated Securities

A Global Certificate is exchangeable for unit securities in registered certificated form if (1) DTC (x) notifies the Trust that it is unwilling or unable to continue as depositary for the Global Certificate and the Trust or RGA, as applicable, thereupon fails to appoint a successor depositary or (y) has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, (2) RGA in its sole discretion elects to cause the issuance of the unit securities in certificated form or (3) there shall have occurred and be continuing an Indenture Event of Default or, in the case of preferred securities, any event which after notice or lapse of time or both would be a Trust Enforcement Event. In all cases, certificated unit securities delivered in exchange for any Global Certificate or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary in accordance with its customary procedures.

MATERIAL UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSEQUENCES

The following is a summary of the material U.S. federal income and, in the case of non-U.S. holders (as defined below), certain estate tax consequences of purchasing, holding or disposing of the units, preferred securities, warrants and common stock as of the date hereof. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the final, temporary and proposed Treasury Regulations promulgated thereunder, and administrative rulings and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect). This discussion does not purport to address all aspects of U.S. federal income taxation that may be relevant to a holder of units, preferred securities, warrants or common stock nor any tax consequences arising under the laws of any state, local or foreign jurisdiction.

Unless otherwise specified, when we refer to “RGA” in the following description, we mean only RGA and not its subsidiaries.

As used herein, the term “U.S. holder” means a beneficial owner of units, preferred securities, warrants or common stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof;

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source.

As used herein, the term “non-U.S. holder” means a beneficial owner of units, preferred securities, warrants or common stock that is neither a U.S. holder nor a partnership (or an entity treated as a partnership for U.S. federal income tax purposes).

U.S. holders and non-U.S. holders shall be referred to collectively as “holders.”

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of units, preferred securities, warrants or common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership should consult their tax advisors about the U.S. federal income tax consequences of holding units.

Holders are urged to consult their own tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the U.S. federal estate or gift tax rules or under the laws of any state, local or foreign taxing jurisdiction or under any applicable tax treaty.

Your tax treatment may vary depending on your particular situation. Except where noted, this summary does not deal with special situations. For example, this summary does not address:

•	tax consequences to holders who may be subject to special tax treatment such as financial institutions, insurance companies, tax-exempt organizations, dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting for their securities, real estate investment trusts, and regulated investment companies;

•	tax consequences to persons who hold units, preferred securities, warrants or common stock as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	tax consequences to holders of units, preferred securities, warrants or common stock whose functional currency is not the U.S. dollar;

•	alternative minimum tax consequences, if any; or

•	any state, local or foreign tax consequences.

This discussion is not binding on the Internal Revenue Service (“IRS”). We have not sought, and will not seek, any ruling from the IRS with respect to the statements made in the following discussion, and there can be no assurance that the IRS will not take a position contrary to such statements or that any such contrary position taken by the IRS would not be sustained by a court. There can be no assurance and none is given that the IRS or the courts will not adopt a position that is contrary to the statements contained in this discussion.

Treatment of Units and Allocation of Purchase Price of the Units

RGA treated and you (by your acceptance of a beneficial interest in a unit) agreed to treat your acquisition of a unit as an acquisition of an “investment unit” consisting of a preferred security and a warrant. The purchase price of each unit was allocated between the preferred security and the warrant in proportion to their respective fair market values at the time of purchase, and this allocation established your initial tax basis in the preferred security and the warrant. RGA reported the fair market value of each preferred security as $35.13 and the fair market value of each warrant as $14.87. By your acceptance of a beneficial ownership interest in a unit, you agreed to allocate the purchase price for each unit in accordance with the foregoing. The remainder of this discussion assumes that RGA’s treatment of the units as “investment units” and its allocation of the purchase price will continue to be respected for United States federal income tax purposes. You should consult your tax advisor concerning the United States federal income tax consequences of the purchase, ownership and disposition of units, preferred securities and warrants if this treatment and allocation are not respected for United States federal income tax purposes, which consequences may differ materially from those described in this discussion, and could affect the timing, amount and character of income recognized by you.

Classification of the Trust

Assuming full compliance with the terms of the declaration of trust, the Trust is classified as a grantor trust for United States federal income tax purposes and not as an association taxable as a corporation. As a result, for United States federal income tax purposes, each holder of a preferred security (a “Securityholder”) generally is treated as owning an undivided beneficial ownership interest in the debentures held by the Trust. Thus, you are required to include in your gross income your pro rata share of the interest income or original issue discount that is paid or accrued on the preferred security. See “— The Preferred Securities — Interest Income.”

Classification of the Debentures

Generally, characterization of an obligation as indebtedness for U.S. federal income tax purposes is made at the time of the issuance of the obligation. Since the time of the issuance of the debentures, we have treated and will continue to treat the debentures as indebtedness for U.S. federal income tax purposes.

Tax Consequences to U.S. Holders

The Preferred Securities

Interest Income

Interest paid on the debentures will be taxable to U.S. holders of the preferred securities as ordinary interest income at the time it is received or accrued, depending upon the method of tax accounting applicable to such U.S. holder. The debentures have been treated as “reset bonds” under applicable Treasury regulations, and interest on the debentures does not constitute contingent interest for purposes of the original issue discount (“OID”) rules. Under the Treasury regulations applicable to reset bonds, the debentures are treated, solely for purposes of calculating the accrual of OID (as discussed below), as maturing on the date immediately preceding the remarketing settlement date for an amount equal to 100% of the accreted value and as having been reissued on the remarketing settlement date for the accreted value.

Original Issue Discount — Deferral of Interest

If RGA were to exercise its right to defer payments of stated interest on the preferred securities, the preferred securities would be treated as reissued at the time of deferral for purposes of determining your share of includible OID. Once RGA exercises its right to defer interest payments you would be required to include in ordinary income, on a current basis, over the period that you are deemed to hold the preferred securities, amounts reflecting the accrual of deferred stated interest as well as the other amounts representing OID described above, even though RGA would not be making any actual cash payments during the extended interest payment period. In such event, all stated interest would thereafter be accounted for on an economic accrual basis regardless of a holder’s method of tax accounting and actual distributions of stated interest would not be reported as taxable income.

The Treasury Regulations dealing with original issue discount and the deferral of interest payments have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a contrary position. If the IRS were to assert successfully that the stated interest on the preferred securities was original issue discount regardless of whether RGA exercised its right to defer interest payments, all Securityholders would be required to include such stated interest in income on a daily economic accrual basis as described above.

Amortizable Bond Premium

If a U.S. holder’s tax basis in the preferred securities, immediately after purchase, is greater than the stated redemption price at maturity of the preferred securities, the holder will be considered to have purchased the preferred securities with amortizable bond premium. In general, amortizable bond premium with respect to any preferred securities will be equal in amount to the excess, if any, of the tax basis (reduced as set forth below) over the stated redemption price at maturity of the preferred securities. The U.S. holder may elect to amortize any such bond premium, using a constant yield method, over the remaining term of the preferred securities. A U.S. holder may generally use the amortizable bond premium allocable to an accrual period to offset qualified stated interest required to be included in such holder’s income with respect to the preferred securities in that accrual period. A U.S. holder who elects to amortize bond premium must reduce its tax basis in the preferred securities by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the U.S. holder and may be revoked only with the consent of the IRS.

Distribution of Debentures

As described under the captions “Description of the Preferred Securities — Limited Right to Repurchase,” “— Change of Control,” “— Exchange,” “— Distribution of Debentures” and “— Liquidation Distribution Upon Dissolution” in our Form 8-K filed February 15, 2011, which is incorporated by reference in this prospectus supplement, the debentures held by the Trust may be distributed to Securityholders in exchange for their preferred securities in certain circumstances. Under current law and interpretations thereof, and assuming that, as expected, the Trust is treated as a grantor trust for United States tax purposes, this type of distribution would not be taxable. Upon a distribution, each Securityholder will receive a pro rata share of the debentures previously held indirectly through the Trust. Each Securityholder’s aggregate tax basis in the debentures will equal the aggregate tax basis that such Securityholder had in the preferred securities before the distribution and the Securityholder’s holding period in the debentures will include the holding period for the preferred securities surrendered in the exchange.

If you receive debentures in exchange for your preferred securities, you would accrue interest and original issue discount in respect of debentures received from the Trust in the manner described above under “— Interest Income.”

Sale, Exchange or Other Taxable Disposition of Preferred Securities

If you sell or otherwise dispose of preferred securities (including upon redemption pursuant to a remarketing of the preferred securities or upon repurchase pursuant to your limited right of repurchase or upon a change of control), you will recognize gain or loss equal to the difference between the amount realized (except to the extent any amount realized is attributable to accrued but unpaid interest, which will be taxable as ordinary interest income to the extent not previously included in income) and such U.S. holder’s adjusted tax basis in the preferred security.

A U.S. holder’s tax basis in a preferred security will generally be equal to the portion of the purchase price of the unit allocated to the preferred security.

If, at the time of the sale, redemption or other taxable disposition of the preferred security, a U.S. holder is treated as holding the preferred security for more than one year, such capital gain or loss will be long-term capital gain or loss. Otherwise, such capital gain or loss will be short-term capital gain or loss. In the case of certain non-corporate U.S. holders (including individuals), long-term capital gain generally is subject to U.S. federal income tax at a lower rate than short term capital gain, which is taxed at ordinary income rates. A U.S. holder’s ability to deduct capital losses is subject to significant limitations under the Code.

Medicare Tax

For taxable years beginning after December 31, 2012, a United States person that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the United States person’s “net investment income” for the relevant taxable year and (2) the excess of the United States person’s modified gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income will generally include its interest income and its net gains from the disposition of preferred securities, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States person that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the preferred securities.

The Warrants and Common Stock

Acquisition of RGA Common Stock

The exercise of the warrants to purchase our common stock generally will not constitute a taxable event. Accordingly, a holder of a warrant (a “Warrantholder”) will not recognize gain or loss upon the exercise of the warrants, except with respect to any cash paid instead of a fractional share of our common stock. Rather, a Warrantholder will recognize taxable gain or loss if and when the Warrantholder disposes of the common stock in a taxable transaction. The aggregate initial tax basis in our common stock will be equal to the amount paid to RGA upon exercise of the warrants plus the Warrantholder’s tax basis in the warrants, less any portion of the purchase price and tax basis allocable to the fractional share. The Warrantholder’s basis in the warrants will equal the portion of the initial purchase price of the units allocable to the warrant component. Cash received instead of a fractional share of our common stock should be treated as a payment in exchange for the fractional share interest. Warrantholders will generally recognize short-term capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and their tax basis allocable to the fractional share interest.

Ownership of RGA Common Stock

In general, if you dispose of our common stock in a taxable transaction, you will recognize capital gain or loss in an amount equal to the difference between the proceeds you receive and your tax basis in our common stock. The resulting gain or loss will be either short-term or long-term capital gain or loss depending on your holding period for our common stock. The holding period for the common stock should begin the day following the day you exercise (or possibly on the day you exercise) the warrants and will not include the period during which you held the warrants. Capital gains realized by individuals on assets held for more than one year are subject to United States federal income tax at reduced rates. Your ability to deduct capital losses is subject to limitations.

Disposition of Warrants

If you sell your warrants or if RGA redeems your warrants, you will recognize capital gain or loss equal to the difference between the proceeds you receive and your tax basis in the warrants. However, if your warrants are redeemed by RGA in exchange for RGA common stock, you will have the same tax consequences that you would have upon your election to exercise your warrants, although your holding period may include the period that you owned the warrants. See “— Acquisition of RGA Common Stock.” The resulting gain or loss will be either short-term or long-term capital gain or loss depending on whether you have held the warrants for more than one year. If you do not exercise the warrants and they expire, you will recognize a capital loss when they expire equal to your tax basis in the warrants. Your tax basis in the warrants equals the portion of the purchase price of the units allocated to the warrant component, and your holding period for the warrants commenced on the date that you purchased the units.

Adjustment to Exercise Price

Warrantholders might be treated as receiving a constructive distribution from RGA if:

•	the exercise price is adjusted and as a result of such adjustment the Warrantholder’s proportionate interest in RGA’s assets or earnings and profits is increased; and

•	the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula.

An adjustment in the exercise price is not made pursuant to a bona fide formula if, for example, the adjustment is made to compensate for certain taxable distributions with respect to our common stock. Thus, under some circumstances, an adjustment in the exercise price will give rise to a taxable dividend to a Warrantholder even though the Warrantholder would not receive any cash.

Backup Withholding and Information Reporting

Unless a U.S. holder is an exempt recipient, such as a corporation, payments made with respect to the preferred securities, warrants and our common stock may be subject to information reporting and may also be subject to United States federal backup withholding at the applicable rate if a U.S. holder fails to comply with applicable United States information reporting and certification requirements.

Backup withholding is not an additional tax. Any amounts withheld from you under the backup withholding rules generally will be allowed as a refund or a credit against your United States federal income tax liability, provided the required information is furnished to the IRS.

Tax Consequences to Non-U.S. Holders

The following discussion only applies to you if you are a non-U.S. holder.

Special rules may apply to you if you are a “controlled foreign corporation,” “passive foreign investment company,” “foreign personal holding company,” or, in certain circumstances, a company that accumulates earnings for the purpose of avoiding tax or, in certain circumstances, a United States individual that is an expatriate, and are subject to special treatment under the Code. In such case, you should consult your tax advisor to determine the United States federal, state, local and other tax consequences that may be relevant to you.

The Preferred Securities

Interest Income

Generally, payments of interest on the preferred securities to a non-U.S. holder will be considered “portfolio interest” and will not be subject to United States federal income or withholding tax, provided that:

•	the beneficial owner of the preferred securities does not actually or constructively own 10% or more of the total combined voting power of all classes of RGA voting stock within the meaning of the Code and the Treasury regulations (including our common stock that would be received upon the exercise of any warrants held by such beneficial owner);

•	the beneficial owner of the preferred securities is not a controlled foreign corporation that is related to RGA through stock ownership;

•	the beneficial owner of the preferred securities is not a bank whose receipt of interest on the debentures is described in Section 881(c)(3)(A) of the Code; and

•	either (a) the beneficial owner of the preferred securities provides his, her or its name and address on appropriate IRS Form W-8 (or a suitable substitute form), and certifies, under penalties of perjury, that such beneficial owner is not a United States person, or (b) if the preferred securities or debentures are held through certain foreign intermediaries, the beneficial owner satisfies the certification requirements of applicable Treasury Regulations. Special certification rules apply to holders of preferred securities that are pass-through entities rather than individuals.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest will be subject to a 30% United States federal income withholding tax unless a tax treaty applies or the interest payments are effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business. If a tax treaty applies to a non-U.S. holder under these circumstances, such holder may be eligible for a reduced rate of withholding. In order to claim any exemption from or reduction in the 30% withholding tax under an applicable treaty, such holder will need to provide a appropriate properly executed IRS Form W-8 (or suitable substitute form) claiming a reduction of or an exemption from withholding under an applicable tax treaty.

Interest payments made on the preferred securities that are effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and where a tax treaty applies, are attributable to a U.S. permanent establishment of the non-U.S. holder) are not subject to the 30% United States federal income withholding tax, so long as such non-U.S. holder provides a valid IRS Form W-8ECI (or an acceptable substitute form) certifying, under penalties of perjury, that the holder is a non-U.S. person and the interest is effectively connected with the holder’s conduct of a U.S. trade or business and is includable in the holder’s gross income. Instead, such non-U.S. holder will be subject to United States federal income tax on such payment on a net income basis in the same manner as if such holder were a U.S. holder. In addition, in certain circumstances, if such non-U.S. holder is a foreign corporation, such holder may be subject to a 30% (or, if a tax treaty applies, such lower rate as may be provided) branch profits tax on its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Sale, Exchange or Other Taxable Disposition of the Preferred Securities

Any gain realized on the sale or other disposition of the preferred securities by a non-U.S. holder will generally not be subject to United States federal income tax unless:

•	that gain or income is effectively connected with the conduct of a trade or business in the United States by the non-U.S. holder; or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

An individual non-U.S. holder described in the first bullet point above will be subject to tax on the net gain derived from the sale, redemption or other taxable disposition of the preferred securities at regular graduated U.S. federal income tax rates, generally in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is a foreign corporation, it may be subject to the branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. If a non-U.S. holder is an individual described in the second bullet point above, such holder will be subject to a flat 30% tax on the gain derived from the sale, redemption or other taxable disposition, which may be offset by certain U.S. source capital losses (even though the individual is not considered a resident of the United States).

The Warrants and Common Stock

U.S. Federal Withholding Tax

Dividends paid to a non-U.S. holder of our common stock acquired through the exercise of a warrant (and any constructive distribution you may be deemed to receive as described above under “Tax Consequences to U.S. Holders— The Warrants and Common Stock — Adjustment to Exercise Price”) will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States and, if a tax treaty applies, are attributable to a United States permanent establishment of the non-U.S. holder, are not subject to the withholding tax, but instead are subject to United States federal income tax as described below.

A non-U.S. holder of our common stock eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

The 30% U.S. federal withholding tax will not apply to any gain that you realize on the sale, exchange, retirement or other disposition of warrants or our common stock (but such gain may be subject to U.S. federal income tax as described below under “— U.S. Federal Income Tax”).

Additional Withholding Requirements

Under recently enacted legislation, the relevant withholding agent may be required to withhold 30% of any dividends and the proceeds of a sale of our common stock paid after December 31, 2012 to (i) a foreign financial institution unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (ii) a non-financial foreign entity that is the beneficial owner of the payment unless such entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity meets certain other specified requirements.

U.S. Federal Income Tax

If a non-U.S. holder is engaged in a trade or business in the United States and the dividends on our common stock are effectively connected with the conduct of that trade or business, such Non-U.S. Holder will be subject to U.S. federal income tax on the dividends on a net income basis (although exempt from the 30% withholding tax if the payor is supplied with the appropriate IRS forms) in the same manner as if such non-U.S. holder were a U.S. holder as defined under the Code. In addition, if the non-U.S. holder is a corporation, it may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with the conduct by it of a trade or business in the United States. For this purpose, dividends on our common stock will be included in earnings and profits.

Any gain or income realized by a non-U.S. holder on the disposition of a unit, warrant or our common stock will generally not be subject to U.S. federal income tax unless:

•	that gain or income is effectively connected with the conduct of a trade or business in the United States by the non-U.S. holder;

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	in the case of our common stock or warrants, RGA is or has been a “United States real property holding corporation” for United States federal income tax purposes.

An individual non-U.S. holder described in the first bullet point above will be subject to tax on the net gain derived from the sale under regular graduated United States federal income tax rates. An individual non-U.S. holder described in the second bullet point above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by United States source capital losses (even though the individual is not considered a resident of the United States). If a non-U.S. holder that is a corporation falls under the first bullet point above, it will be subject to tax on its gain under regular graduated United States federal income tax rates and, in addition, may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.

RGA does not believe it is a United States real property holding corporation and does not anticipate becoming one. Even if RGA is or becomes a United States real property holding corporation, so long as our common stock continues to be regularly traded on an established securities market, a non-U.S. holder will not be subject to United States federal income tax on the disposition of our common stock or warrants unless the non-U.S. holder actually or constructively (including through ownership of warrants) holds or has held at any time during the five year period preceding the date of disposition more than five percent of the total fair market value of our outstanding common stock (in the case of disposition of our common stock) or outstanding warrants (in the case of disposition of our warrants).

U.S. Federal Estate Tax

Our common stock acquired upon an exercise of a warrant and owned by a non-U.S. holder at the time of his or her death will be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise. Warrants held at the time of death may be subject to U.S. federal estate tax unless an applicable estate tax treaty applies.

Backup Withholding And Information Reporting

Non-U.S. holders may be required to comply with certain certification procedures to establish that the holder is not a U.S. person in order to avoid information reporting and backup withholding tax.

Backup withholding is not an additional tax. Any amounts withheld from you under the backup withholding rules generally will be allowed as a refund or a credit against your United States federal income tax liability, provided the required information is furnished to the IRS.

RGA must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Payment of the proceeds of a sale of warrants or our common stock within the United States or conducted through certain U.S. related financial intermediaries is subject to information reporting, and may be subject to backup withholding, unless you certify under penalties of perjury that you are a non-U.S. holder (and the payor does not have actual knowledge or reason to know that you are a U.S. holder) or you otherwise establish an exemption.

THE PRECEDING DISCUSSION OF CERTAIN MATERIAL UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSEQUENCES IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT BEING PROVIDED AS, OR INTENDED TO CONSTITUTE, TAX ADVICE. ACCORDINGLY, YOU SHOULD CONSULT YOUR OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF PURCHASING, HOLDING OR DISPOSING OF THE UNITS, PREFERRED SECURITIES, WARRANTS AND COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, AND OF ANY CHANGES OR PROPOSED CHANGES IN APPLICABLE LAW.

ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the unit securities and any shares of common stock of RGA received upon the exercise or redemption thereof by employee benefit plans that are subject to Title I of ERISA, plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986 or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Internal Revenue Code of 1986 or ERISA (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of such plans, accounts and arrangements (each, a “Plan”).

General Fiduciary Matters

ERISA and the Internal Revenue Code of 1986 impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986 and prohibit certain transactions involving the assets of a Plan and its fiduciaries or other interested parties. Under ERISA and the Internal Revenue Code of 1986, any person who exercises any discretionary authority or control over the administration of such a Plan or the management or disposition of the assets of such a Plan, or who renders investment advice for a fee or other compensation to such a Plan, is generally considered to be a fiduciary of the Plan.

In considering an investment in the Securities of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Internal Revenue Code of 1986 or any Similar Laws relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Internal Revenue Code of 1986 and any other applicable Similar Laws.

Any insurance company proposing to invest assets of its general account in the unit securities and shares of common stock issuable on exercise of the warrants should consider the extent that such investment would be subject to the requirements of ERISA in light of the U.S. Supreme Court’s decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank and under any subsequent legislation or other guidance that has or may become available relating to that decision, including the enactment of Section 401(c) of ERISA by the Small Business Job Protection Act of 1996 and the regulations promulgated thereunder.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986 prohibit Plans subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986 from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Internal Revenue Code of 1986, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Internal Revenue Code of 1986. In addition, the fiduciary of the Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Internal Revenue Code of 1986.

Whether or not the underlying assets of the Trust were deemed to include “plan assets,” as described below, the acquisition and/or holding of the unit securities and shares of common stock issuable on exercise of the warrants by a Plan subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986 with respect to which the Trust, RGA or a prior purchaser, is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Internal Revenue Code of 1986, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the unit securities and shares of common stock issuable on exercise of the warrants. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied.

Plan Asset Issues

The Internal Revenue Code of 1986 does not define “plan assets.” However, ERISA Section 3(42) and regulations (the “Plan Asset Regulations”) promulgated under ERISA by the Department of Labor generally provide that when a Plan subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986 acquires an equity interest in an entity that is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless it is established either that equity participation in the entity by “benefit plan investors” is not significant or that the entity is an “operating company,” in each case as defined in the Plan Asset Regulations. For purposes of the Plan Asset Regulations, equity participation in an entity by benefit plan investors will not be significant if they hold, in the aggregate, less than 25% of the value of any class of such entity’s equity, excluding equity interests held by persons (other than benefit plan investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof. For purposes of this 25% test, “benefit plan investors” include all employee benefit plans which are subject to the fiduciary provisions of ERISA or the prohibited transaction rules of the Internal Revenue Code of 1986, as well as any entity whose underlying assets are deemed to include “plan assets” under the Plan Asset Regulations (e.g., an entity of which 25% or more of the value of any class of equity interests is held by benefit plan investors and which does not satisfy another exception under the Plan Asset Regulations).

For purposes of the Plan Asset Regulations, a “publicly offered security” is a security that is (a) “freely transferable,” (b) part of a class of securities that is “widely held,” and (c) (1) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and the class of securities to which such security is a part is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (2) is part of a class of securities that is registered under Section 12 of the Securities Exchange Act of 1934.

It is anticipated that the shares of common stock delivered to warrant holders upon the exercise or redemption of the warrant will qualify as “publicly offered securities” for purposes of the Plan Asset Regulations and/or that RGA will qualify as an operating company for purposes of the Plan Asset Regulations. It is not anticipated that the Trust will constitute an investment company under the Investment Company Act of 1940 or an operating company within the meaning of the Plan Asset Regulations. Furthermore, no monitoring or other measures will be taken to determine or limit the value of any class of unit securities that is acquired or held from time to time by “benefit plan investors” or to determine whether investment in the Trust by benefit plan investors is “significant” as described above. Consequently, there can be no assurance that the underlying assets of the Trust will not constitute “plan assets” for purposes of ERISA and the Internal Revenue Code of 1986.

Plan Asset Consequences

If the assets of the Trust were deemed to be “plan assets” under ERISA, this would result, among other things, in (1) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by the Trust (including the liability of Plan fiduciaries for the breach of fiduciary responsibility of another fiduciary of the Plan) and (2) the possibility that certain transactions in which the Trust might seek to engage could constitute “prohibited transactions” under ERISA and the Internal Revenue Code of 1986.

Even if the conditions of one or more of the foregoing prohibited transaction exemptions are satisfied with respect to the acquisition and holding of the unit securities and shares of common stock issuable on exercise of the warrants, no assurance can be given that such exemptions would apply to transactions engaged in by the Trust or to the potential fiduciary or co-fiduciary breaches that might occur with respect to the assets of the Trust if the assets of the Trust were deemed to include “plan assets” for purposes of ERISA and the Internal Revenue Code of 1986.

Representation

Each purchaser and subsequent transferee of the unit securities and shares of common stock issuable on exercise of the warrants will be deemed to have represented and warranted that the acquisition and holding of the unit securities and shares of common stock issuable on exercise of the warrants by such purchaser or transferee satisfies the fiduciary requirements of ERISA and will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986 or similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the unit securities and shares of common stock issuable on exercise of the warrants on behalf of, or with the assets of, any employee benefit plan, consult with their counsel to determine whether such employee benefit plan is subject to Title I of ERISA, Section 4975 of the Internal Revenue Code of 1986 or any Similar Laws and the potential applicability of such laws to the acquisition or holding of the unit securities and shares of common stock issuable on exercise of the warrants.

PROSPECTUS

$510,000,000

Reinsurance Group of America, Incorporated
1370 Timberlake Manor Parkway
Chesterfield, Missouri 63017-6039
(636) 736-7000

Junior Subordinated Debt Securities, Common Stock,
Warrants and Units

RGA Capital Trust I

Preferred Securities Fully, Irrevocably and Unconditionally Guaranteed
on a Subordinated Basis as described in this Document by
Reinsurance Group Of America, Incorporated

We may offer and sell from time to time our securities in one or more classes, separately or together in any combination and as separate series, and in amounts, at prices and on terms that we will determine at the times of the offerings. Selling security holders to be named in a prospectus supplement may offer and sell from time to time securities in such amounts as set forth in a prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of such securities by any selling security holders.

When RGA or RGA Capital Trust I decide to sell a particular series of securities, we will prepare a prospectus supplement or other offering material describing those securities. You should read this prospectus, any prospectus supplement and any other offering material carefully before you invest. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement and any applicable other offering material.

Investing in these securities involves risks. Consider carefully the risk factors beginning on page 3 of this prospectus.

We or any selling security holder may offer the securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. The supplements to this prospectus will provide the specific terms of the plan of distribution.

Holders of our common stock are subject to certain acquisition restrictions as described in “Description of Capital Stock of RGA — Acquisition Restrictions.”

Our common stock is listed on The New York Stock Exchange under the symbol “RGA”. As of February 14, 2011, the closing price of our common stock was $61.14.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 15, 2011.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference into the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference into this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2009, which is incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission, which we refer to as the “SEC,” in the future.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we and RGA Capital Trust I, which we refer to as the “Trust,” filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we, the Trust, or the selling security holder may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $510,000,000 the equivalent of this amount in foreign currencies or foreign currency units.

This prospectus provides you with a general description of the securities we, the Trust, or the selling security holder may offer. Each time we, the Trust, or the selling security holder sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. A prospectus supplement may include a discussion of any risk factors or other specific considerations applicable to those securities or to us. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement, the documents incorporated by reference therein as described under “Incorporation of Certain Documents by Reference” and additional information described under the heading “Where You Can Find More Information.”

We are not offering the securities in any state where the offer is prohibited.

You should rely only on the information provided in this prospectus, in any prospectus supplement and in any other offering material, including the information incorporated by reference in this prospectus and any prospectus supplement. We have not, and the selling security holders have not, authorized anyone to provide you with different information. You should not assume that the information in this prospectus, any supplement to this prospectus, or any other offering material is accurate at any date other than the date indicated on the cover page of these documents.

WHERE YOU CAN FIND MORE INFORMATION

RGA is subject to the informational requirements of the Securities Exchange Act of 1934. As a result, RGA files annual, quarterly and special reports, proxy statements and other information with the SEC. Because our common stock trades on the New York Stock Exchange under the symbol “RGA”, those materials can also be inspected and copied at the offices of that organization. Here are ways you can review and obtain copies of this information:

What is Available	Where to Get it
Paper copies of information	SEC’s Public Reference Room 100 F Street, N.E. Washington, D.C. 20549 The New York Stock Exchange 20 Broad Street New York, New York 10005
On-line information, free of charge	SEC’s Internet website at http://www.sec.gov
Information about the SEC’s Public Reference Rooms	Call the SEC at 1-800-SEC-0330

We and the Trust have filed with the SEC a registration statement under the Securities Act of 1933 that registers the distribution of these securities. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. You can get a copy of the registration statement, at prescribed rates, from the sources listed above. The registration statement and the documents referred to below under “Incorporation of Certain Documents by Reference” are also available on our Internet website, http://www.rgare.com, under “Investor Relations — SEC filings.” Information contained in our Internet website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by other information that is included in or incorporated by reference into this document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (File No. 1-11848). These documents contain important information about us.

•	Our Annual Report on Form 10-K for the year ended December 31, 2009.

•	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 8, 2010.

•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2010, June 30, 2010 and September 30, 2010.

•	Our Current Reports on Form 8-K filed January 5, 2010, February 1, 2010, February 2, 2010, May 24, 2010, October 7, 2010, and February 15, 2011 (other than the portions of those documents not deemed to be filed).

•	The description of our common stock contained in our Registration Statement on Form 8-A dated November 17, 2008, including any other amendments or reports filed for the purpose of updating such description.

•	The description of our Series A-1 preferred stock purchase rights contained in our Registration Statement on Form 8-A dated July 17, 2008, as amended on Form 8-A/A dated August 4, 2008 and Form 8-A/A dated November 25, 2008, including any other amendments or reports filed for the purpose of updating such description.

We incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC) on or after the date of this prospectus, and the termination of the offering of the securities. These documents may include periodic reports, like Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as Proxy Statements. Any material that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC.

For purposes of the registration statement of which this prospectus is a part, any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement of which this prospectus is a part.

You can obtain any of the documents incorporated by reference in this prospectus from the SEC on its website (http://www.sec.gov). You can also obtain these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), by requesting them in writing or by telephone at the following address:

Reinsurance Group of America, Incorporated
1370 Timberlake Manor Parkway
Chesterfield, Missouri 63017-6039
Attention: Jack B. Lay
Senior Executive Vice President and Chief Financial Officer
(636) 736-7000

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This document and the documents incorporated by reference into this document contain both historical and forward-looking statements. Forward-looking statements are not based on historical facts, but rather reflect our current expectations, estimates and projections concerning future results and events. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “believe,” “expect,” “anticipate,” “may,” “could,” “intend,” “intent,” “belief,” “estimate,” “plan,” “foresee,” “likely,” “will” or other similar words or phrases. These forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, assumptions and other factors that are difficult to predict and that may cause our actual results, performance or achievements to vary materially from what is expressed in or indicated by such forward-looking statements. We cannot make any assurance that projected results or events will be achieved.

The risk factors set forth above in the section entitled “Risk Factors,” and the matters discussed in RGA’s SEC filings, including the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, which reports are incorporated by reference in this document, among others, could affect future results, causing these results to differ materially from those expressed in our forward-looking statements.

The forward-looking statements included and incorporated by reference in this document are only made as of the date of this document or the respective documents incorporated by reference herein, as applicable, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances.

See “Risk Factors” and “Where You Can Find More Information.”

Numerous important factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements including, without limitation:

•	adverse capital and credit market conditions and their impact on our liquidity, access to capital and cost of capital;

•	the impairment of other financial institutions and its effect on our business;

•	requirements to post collateral or make payments due to declines in market value of assets subject to our collateral arrangements;

•	the fact that the determination of allowances and impairments taken on our investments is highly subjective;

•	adverse changes in mortality, morbidity, lapsation or claims experience;

•	changes in our financial strength and credit ratings and the effect of such changes on our future results of operations and financial condition;

•	inadequate risk analysis and underwriting;

•	general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in our current and planned markets;

•	the availability and cost of collateral necessary for regulatory reserves and capital;

•	market or economic conditions that adversely affect the value of our investment securities or result in the impairment of all or a portion of the value of certain of the our investment securities, that in turn could affect regulatory capital;

•	market or economic conditions that adversely affect our ability to make timely sales of investment securities;

•	risks inherent in our risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes;

•	fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets;

•	adverse litigation or arbitration results;

•	the adequacy of reserves, resources and accurate information relating to settlements, awards and terminated and discontinued lines of business;

•	the stability of and actions by governments and economies in the markets in which we operates;

•	competitive factors and competitors’ responses to our initiatives;

•	the success of our clients;

•	successful execution of our entry into new markets;

•	successful development and introduction of new products and distribution opportunities;

•	our ability to successfully integrate and operate reinsurance business that RGA acquires;

•	regulatory action that may be taken by state Departments of Insurance with respect to RGA or any of its subsidiaries;

•	our dependence on third parties, including those insurance companies and reinsurers to which we cede some reinsurance, third-party investment managers and others;

•	the threat of natural disasters, catastrophes, terrorist attacks, epidemics or pandemics anywhere in the world where we or our clients do business;

•	changes in laws, regulations, and accounting standards applicable to us, our subsidiaries, or our business;

•	the effect of our status as an insurance holding company and regulatory restrictions on our ability to pay principal of and interest on its debt obligations; and

•	other risks and uncertainties described in this document and in our other filings with the SEC.

INFORMATION ABOUT RGA

We are an insurance holding company that was formed on December 31, 1992. Through our operating subsidiaries, we are primarily engaged in life reinsurance in North America and select international locations. In addition, we provide reinsurance of non-traditional business including asset-intensive products and financial reinsurance. Through a predecessor, we have been engaged in the business of life reinsurance since 1973. As of September 30, 2010, we had approximately $2.5 trillion of life reinsurance in force and $28.9 billion in consolidated assets.

Reinsurance is an arrangement under which an insurance company, the “reinsurer,” agrees to indemnify another insurance company, the “ceding company,” for all or a portion of the insurance risks underwritten by the ceding company. Reinsurance is designed to:

•	reduce the net liability on individual risks, thereby enabling the ceding company to increase the volume of business it can underwrite, as well as increase the maximum risk it can underwrite on a single life or risk;

•	stabilize operating results by leveling fluctuations in the ceding company’s loss experience;

•	assist the ceding company in meeting applicable regulatory requirements; and

•	enhance the ceding company’s financial strength and surplus position.

We are a holding company, the principal assets of which consist of the common stock of our principal operating subsidiaries, RGA Reinsurance Company and RGA Life Reinsurance Company of Canada (“RGA Canada”), as well as investments in several other subsidiaries.

We have five main operational segments segregated primarily by geographic region: United States, Canada, Europe and South Africa, Asia Pacific, and Corporate and Other. Our United States operations provide traditional life reinsurance, reinsurance of asset-intensive products and financial reinsurance, primarily to large U.S. life insurance companies. Asset-intensive products include reinsurance of annuities and reinsurance of corporate-owned life insurance. We conduct reinsurance business in Canada through RGA Canada, a wholly-owned subsidiary. RGA Canada assists clients with capital management activity and mortality and morbidity risk management, and is primarily engaged in traditional individual life reinsurance, as well as creditor, critical illness, and group life and health reinsurance. Creditor insurance covers the outstanding balance on personal, mortgage or commercial loans in the event of death, disability or critical illness and is generally shorter in duration than traditional life insurance. Our Europe and South Africa operations provide primarily reinsurance of traditional life products through yearly renewable term and coinsurance agreements and the reinsurance of critical illness coverage that provides a benefit in the event of the diagnosis of a pre-defined critical illness. Our Asia Pacific operations provide life, critical illness, disability income, superannuation, and non-traditional reinsurance. Superannuation is the Australian government mandated compulsory retirement savings program. Superannuation funds accumulate retirement funds for employees, and in addition, offer life and disability insurance coverage. Corporate and Other operations include investment income from invested assets not allocated to support segment operations and undeployed proceeds from our capital raising efforts, unallocated realized investment gains and losses, and the results of RGA Technology Partners. Additionally, Corporate and Other operations include expenses associated with our collateral finance facility, unallocated overhead and executive costs, capital charges to the operating segments and effective January 1, 2009, due to immateriality, the discontinued accident and health operations.

Our executive office is located at 1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017-6039, and our telephone number is (636) 736-7000.

In this prospectus, “we,” “us,” “our,” the “Company” and “RGA” refer to Reinsurance Group of America, Incorporated.

This prospectus provides you with a general description of the securities we or the Trust may offer. Each time we or the Trust sell securities, we will provide a prospectus supplement or other offering material that will contain specific information about the terms of that offering. We will file each prospectus supplement with the SEC. The prospectus supplement or other offering material may also add, update or supplement information contained in this prospectus. You should read both this prospectus, any prospectus supplement and any other offering material, together with additional information described under the heading “Where You Can Find More Information” on page 3.

INFORMATION ABOUT THE TRUST

The Trust is a statutory trust formed in February 2001 under the Delaware Business Trust Act, and is governed by an amended and restated trust agreement, which we refer to as the “declaration of trust,” executed by RGA, as sponsor, a property trustee and a Delaware trustee, and A. Greig Woodring, Jack B. Lay, and Todd C. Larson, as administrative trustees, and a certificate of trust, dated as of February 8, 2001, filed with the Secretary of State of the State of Delaware. The Trust’s business and affairs are conducted by The Bank of New York Mellon Trust Company N.A., as successor to The Bank of New York (the “Bank of New York”), as property trustee, BNY Mellon Trust of Delaware, as Delaware trustee, and the three individual administrative trustees, who are employees of RGA. A majority of the trustees of the Trust, administrative trustees, are employees of RGA. The property trustee is not affiliated with RGA and has a minimum amount of combined capital and surplus of not less than $50,000,000, which will act as property trustee and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act of 1939, under the terms of the applicable prospectus supplement.

The Trust exists for the exclusive purpose of issuing the preferred securities and common securities of the Trust, investing the gross proceeds from these sales in the debentures and engaging in only those other activities that are necessary or incidental to the other activities mentioned above. Accordingly, the debentures the sole assets of the Trust, and payments under the debentures will be the sole source of revenue of the Trust. All of the common securities of the Trust will be owned by RGA. The common securities rank equally, and payments are made on them pro rata, with the preferred securities, except that upon the occurrence and continuance of an event of default under the declaration of trust resulting from an event of default under the indenture, which we refer to as an “indenture event of default,” the rights of RGA as holder of the common securities to payment in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of holders of the preferred securities. RGA will acquire common securities in an aggregate liquidation amount at least equal to 3% of the total capital of the Trust. The preferred securities will represent the remaining 97% of the trust’s capital.

The property trustee holds title to the debentures for the benefit of holders of the preferred securities and common securities and, as the holder of the debentures, the property trustee has the power to exercise all rights, powers and privileges of a holder of debentures under the indenture. In addition, the property trustee maintains exclusive control of a segregated non-interest bearing trust account to hold all payments made in respect of the debentures for the benefit of holders of the preferred securities and common securities. The guarantee trustee holds the guarantee for the benefit of holders of the preferred securities and common securities. RGA, as the holder of all the common securities, has the right to appoint, remove or replace any of the trustees and to increase or decrease the number of trustees; provided that the number of trustees will be at least three; and provided further that at least one trustee will be a Delaware trustee, at least one trustee will be the property trustee and at least one trustee will be an administrative trustee. In the event of default under the junior subordinated indenture, only the holders of preferred securities may remove the Delaware trustee or the property trustee.

RGA, as issuer of the debentures, has agreed to pay all fees and expenses related to the organization and operations of the Trust (including (1) any taxes, duties, assessments or governmental charges of whatever nature imposed by the United States or any other taxing authority upon the Trust, or (2) any tax in the nature of a withholding tax imposed by any taxing authority outside of the United States on any payment by the Trust to holders of preferred securities and common securities) upon the offering of the preferred securities and be responsible for all debts and obligations of the Trust (other than with respect to the preferred securities).

The Trust has a term of up to 50 years but may terminate earlier, as provided in its amended and restated trust agreement. For so long as the preferred securities remain outstanding, RGA has covenanted (1) to maintain directly or indirectly ownership of all of the common securities, (2) to cause the Trust to remain a statutory business trust and not to voluntarily dissolve, wind-up, liquidate or be terminated, except as permitted by the declaration of trust, (3) to use its commercially reasonable efforts to ensure that the Trust will not be an “investment company” under the Investment Company Act of 1940 and (4) to take no action that would be reasonably likely to cause the Trust to fail to be classified as a grantor trust for United States federal income tax purposes.

RGA will guarantee the preferred securities of the Trust as described later in this prospectus.

The Trust will not have separate financial statements. The statements would not be material to holders of the preferred securities because the trust will not have any independent operations. The trust exists solely for the reasons provided in the amended and restated trust agreement and summarized above.

The rights of holders of preferred securities, including economic rights, rights to information and voting rights, are set forth in the declaration of trust, the Delaware Statutory Trust Act and the Trust Indenture Act of 1939. The declaration of trust and the guarantee also incorporate by reference the terms of the Trust Indenture Act of 1939.

The office of the Delaware trustee is located at 100 White Clay Center, Suite 102, Newark, Delaware 19711. The principal place of business of the trust is c/o Reinsurance Group of America, Incorporated, 1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017-6039, telephone (636) 736-7000.

USE OF PROCEEDS

Unless otherwise stated in the prospectus supplement or other offering material, we will use the net proceeds from the sale of any securities offered by RGA for general corporate purposes, including the funding of our reinsurance operations. Except as otherwise described in a prospectus supplement or other offering material, the proceeds from the sale by the Trust of any preferred securities, together with any capital contributed in respect of common securities, will be loaned to RGA in exchange for RGA’s junior subordinated debt securities. Unless otherwise stated in the prospectus supplement or other offering material, we will use the borrowings from the Trust for general corporate purposes, including the funding of our reinsurance operations. Such general corporate purposes may include, but are not limited to, repayments of our indebtedness or the indebtedness of our subsidiaries. Pending such use, the proceeds may be invested temporarily in short-term, interest-bearing, investment-grade securities or similar assets. The prospectus supplement or other offering material relating to an offering will contain a more detailed description of the use of proceeds of any specific offering of securities. Except as may otherwise be specified in the applicable prospectus supplement, we will not receive any proceeds form any sales of securities by any selling security holder.

SELLING SECURITY HOLDERS

We may register securities covered by this prospectus for re-offers and resales by any selling security holders to be named in a prospectus supplement. Because we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act of 1933, which we refer to as the “Securities Act,” we may add secondary sales of securities by any selling security holders by filing a prospectus supplement with the SEC. We may register these securities to permit selling security holders to resell their securities when they deem appropriate. A selling security holder may resell all, a portion or none of such security holder’s securities at any time and from time to time. Selling security holders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts any selling security holders may offer securities for sale under this prospectus and any prospectus supplement. We may pay some or all expenses incurred with respect to the registration of the securities owned by the selling security holders. We will provide a prospectus supplement naming any selling security holders, the amount of securities to be registered and sold and any other terms of securities being sold by each selling security holder.

RATIO OF EARNINGS TO FIXED CHARGES AND
RATIO OF COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS TO EARNINGS

The following table sets forth RGA’s ratios of earnings to fixed charges and earnings to fixed charges, excluding interest credited under reinsurance contracts, for the periods indicated.

For purposes of computing the consolidated ratio of earnings to fixed charges, earnings consist of net earnings from continuing operations adjusted for the provision for income taxes, minority interest and fixed charges. Fixed charges consist of interest and discount on all indebtedness, distribution requirements of wholly-owned subsidiary trust preferred securities and one-third of annual rentals, which we believe is a reasonable approximation of the interest factor of such rentals. We have not paid a preference security dividend for any of the periods presented, and accordingly have not separately shown the ratio of combined fixed charges and preference dividends to earnings for these periods.

The information below regarding RGA’s ratio of earnings to fixed charges excluding interest credited under reinsurance contracts is not required; however, we believe it provides useful information on the coverage of fixed charges that are not related to our products.

	Years Ended December 31,					Nine Months Ended
	2005	2006	2007	2008	2009	September 30, 2010

Ratio of earnings to fixed charges	2.4	2.3	2.3	1.8	2.5	2.9
Ratio of earnings to fixed charges excluding interest credited under reinsurance contracts	9.2	6.0	4.6	3.6	8.1	8.8

DESCRIPTION OF THE SECURITIES WE MAY OFFER

We or the Trust, or any selling security holder, may offer or sell from time to time, in one or more offerings, the following securities:

•	junior subordinated debt securities;

•	shares of common stock;

•	warrants;

•	units; or

•	preferred securities of the Trust that are guaranteed by RGA.

This prospectus contains a summary of the material general terms of the various securities that we, the Trust or any selling security holder may offer. The specific terms of the securities will be described in a prospectus supplement or other offering material, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement or other offering material will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange. The summaries contained in this prospectus and in any prospectus supplements or other offering material do not contain all of the information or restate the agreements under which the securities may be issued and do not contain all of the information that you may find useful. We urge you to read the actual agreements relating to any securities because they, and not the summaries, define your rights as a holder of the securities. If you would like to read the agreements, they will be on file with the SEC, as described under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” on pages 3 and 4, respectively.

The terms of any offering, the initial offering price, the net proceeds to us and any other relevant provisions will be contained in the prospectus supplement or other offering material relating to such offering.

DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES OF RGA

The following description of the terms of the junior subordinated debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement or other offering material may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities so offered and any changes to or differences from those general terms will be described in the prospectus supplement or other offering material relating to such debt securities. The debt securities will be our junior subordinated debt securities, which may be issued in connection with the issuance by the Trust of its trust preferred securities.

The Indenture

The junior subordinated debt securities will be issued in one or more series under a Junior Subordinated Indenture, dated as of December 18, 2001, between us and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, as trustee. The statements herein relating to the debt securities and the indenture are summaries and are subject to the detailed provisions of the indenture. The indenture is subject to and governed by the Trust Indenture Act of 1939. We may execute a junior subordinated indenture when and if we issue additional junior subordinated debt securities in connection with the issuance by the Trust of its preferred securities. See “Description of Preferred Securities of the Trust” below.

General

The indenture does not limit the aggregate amount of debt securities which we may issue. We may issue debt securities under the indenture up to the aggregate principal amount authorized by our board of directors from time to time. Except as may be described in a prospectus supplement or other offering material, the indenture will not limit the amount of other secured or unsecured debt that we may incur or issue.

The debt securities will be our unsecured general obligations. Unless otherwise specified in the applicable prospectus supplement or other offering material, the junior subordinated debt securities that we may issue to the Trust will be subordinated and junior in right of payment to all our present and future indebtedness, including any senior and subordinated debt securities to the extent and in the manner set forth in the junior subordinated indenture. See “— Subordination under the Indenture,” beginning on page 17. The indenture will provide that the debt securities may be issued from time to time in one or more series. We may authorize the issuance and provide for the terms of a series of debt securities pursuant to a supplemental indenture.

We are a holding company. As a result, we may rely primarily on dividends or other payments from our operating subsidiaries to pay principal and interest on our outstanding debt obligations, and to make dividend distributions on our capital stock. The principal source of funds for these operating subsidiaries comes from their current operations. We can also utilize investment securities maintained in our portfolio for these payments.

Applicable insurance regulatory and other legal restrictions limit the amount of dividends and other payments our subsidiaries can make to us. Our subsidiaries have no obligation to guarantee or otherwise pay amounts due under the debt securities. Therefore, the debt securities will be effectively subordinated to all indebtedness and other liabilities and commitments of our subsidiaries, including claims under reinsurance contracts, debt obligations and other liabilities incurred in the ordinary course of business. As of September 30, 2010, our consolidated senior unsecured indebtedness aggregated approximately $897.6 million, all of which will rank equally with any future senior debt securities, and our subsidiaries had approximately $22.2 billion of outstanding liabilities, including $850.0 million of liabilities associated with the floating rate insured notes issued by our subsidiary, Timberlake Financial, L.L.C. At that time, we also had a face amount of approximately $225.0 million of junior subordinated indebtedness that we had issued to RGA Capital Trust I in connection with its issuance of our Trust PIERS® units in December 2001, which will rank at least equally with any other junior subordinated debt that we might issue in the future, but which is subordinated and junior in right of payment to our current and future senior and subordinated debt securities. On December 8, 2005, we completed an offering of $400 million of junior subordinated debentures due 2065, which are junior to the junior subordinated indebtedness that we had issued in connection with the Trust PIERS® units. During 2009, we repurchased $80.2 million face amount of the junior subordinated debentures for $38.9 million. We will disclose material changes to these amounts in any prospectus supplement or other offering material relating to an offering of our debt securities. In the event of a default on any debt securities, the holders of the debt securities will have no right to proceed against the assets of any insurance subsidiary. If the subsidiary were to be liquidated, the liquidation would be conducted under the laws of the applicable jurisdiction. Our right to receive distributions of assets in any liquidation of a subsidiary would be subordinated to the claims of the subsidiary’s creditors, except to the extent any claims of ours as a creditor would be recognized. Any recognized claims of ours would be subordinated to any prior security interest held by any other creditors of the subsidiary and obligations of the subsidiary that are senior to those owing to us.

The applicable prospectus supplement or other offering material relating to the particular series of debt securities will describe specific terms of the debt securities offered thereby, including any terms that are additional or different from those described in this prospectus (Section 3.1 of the indenture).

Unless otherwise specified in the applicable prospectus supplement or other offering material, the debt securities will not be listed on any securities exchange.

None of our shareholders, officers or directors, past, present or future, will have any personal liability with respect to our obligations under the indenture or the debt securities on account of that status. (Section 1.14 of the indenture).

PIERS Units

We may use this prospectus in connection with any transaction relating to the Trust Preferred Income Equity Redeemable Securities (PIERS) Units of RGA and the Trust, including any remarketing of the preferred securities of the Trust. The units, issued on December 18, 2001 in a public offering, consist of:

•	a preferred security issued by the Trust, having a stated liquidation amount of $50, representing an undivided beneficial ownership interest in the assets of the Trust, which consists solely of junior subordinated debentures issued by us each of which has a principal amount at maturity of $50, a stated maturity of March 18, 2051 and, at any time, an accreted value as described in this prospectus supplement; and

•	a warrant to purchase, at any time prior to the close of business on December 15, 2050, 1.2508 shares of our common stock at an exercise price of $50, unless we redeem the warrants as described below, in which case the exercise price will be an amount initially equal to $35.13, which price has accreted, and will accrete, on a daily basis from original issuance as described in this prospectus supplement to a maximum of $50 on the expiration date.

The preferred securities have a distribution rate of 5.75% per annum of their stated liquidation amount, subject to reset upon a remarketing of the preferred securities and deferral as described in this prospectus supplement. The preferred security and warrant components of each PIERS Unit may be separated by the holder and transferred separately. Thereafter, a separated preferred security and warrant may be recombined to form a unit. For a description of the junior subordinated debentures issued in connection with the PIERS Units, see our Current Report on Form 8-K filed with the SEC on February 15, 2011, which is incorporated by reference herein.

Form and Denominations

Unless otherwise specified in the applicable prospectus supplement or other offering material, debt securities will be issued only in fully registered form, without coupons, and will be denominated in U.S. dollars issued only in denominations of U.S. $1,000 and any integral multiple thereof. (Section 3.2 of the indenture).

Global Debt Securities

Unless otherwise specified in a prospectus supplement or other offering material for a particular series of debt securities, each series of debt securities will be issued in whole or in part in global form that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement or other offering material relating to that series. Global securities will be registered in the name of the depositary, which will be the sole direct holder of the global securities. Any person wishing to own a debt security must do so indirectly through an account with a broker, bank or other financial institution that, in turn, has an account with the depositary.

Special Investor Considerations for Global Securities. Under the terms of the indenture, our obligations with respect to the debt securities, as well as the obligations of the trustee, run only to persons who are registered holders of debt securities. For example, once we make payment to the registered holder, we have no further responsibility for that payment even if the recipient is legally required to pass the payment along to an individual investor but fails to do so. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to transfers of debt securities.

An investor should be aware that when debt securities are issued in the form of global securities:

•	the investor cannot have debt securities registered in his or her own name;

•	the investor cannot receive physical certificates for his or her debt securities;

•	the investor must look to his or her bank or brokerage firm for payments on the debt securities and protection of his or her legal rights relating to the debt securities;

•	the investor may not be able to sell interests in the debt securities to some insurance or other institutions that are required by law to hold the physical certificates of debt that they own;

•	the depositary’s policies will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the global security; and

•	the depositary will usually require that interests in a global security be purchased or sold within its system using same-day funds.

Neither we nor the trustees have any responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, and neither we nor the trustees supervise the depositary in any way.

Special Situations When the Global Security Will Be Terminated. In a few special situations described below, the global security will terminate, and interests in the global security will be exchanged for physical certificates representing debt securities. After that exchange, the investor may choose whether to hold debt securities directly or indirectly through an account at the investor’s bank or brokerage firm. In that event, investors must consult their banks or brokers to find out how to have their interests in debt securities transferred to their own names so that they may become direct holders.

The special situations where a global security is terminated are:

•	when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary, unless a replacement is named;

•	when an event of default on the debt securities has occurred and has not been cured; or

•	when and if we decide to terminate a global security. (Section 3.4 of the indenture).

A prospectus supplement or other offering material may list situations for terminating a global security that would apply only to a particular series of debt securities. When a global security terminates, the depositary, and not us or one of the trustees, is responsible for deciding the names of the institutions that will be the initial direct holders.

Original Issue Discount Securities

Debt securities may be sold at a substantial discount below their stated principal amount and may bear no interest or interest at a rate which at the time of issuance is below market rates. Important federal income tax consequences and special considerations applicable to any such debt securities will be described in the applicable prospectus supplement.

Indexed Securities

If the amount of payments of principal of, and premium, if any, or any interest on, debt securities of any series is determined with reference to any type of index or formula or changes in prices of particular securities or commodities, the federal income tax consequences, specific terms and other information with respect to such debt securities and such index or formula and securities or commodities will be described in the applicable prospectus supplement or other offering material.

Foreign Currencies

If the principal of, and premium, if any, or any interest on, debt securities of any series are payable in a foreign or composite currency, the restrictions, elections, federal income tax consequences, specific terms and other information with respect to such debt securities and such currency will be described in the applicable prospectus supplement or other offering material.

Payment

Unless otherwise indicated in the applicable prospectus supplement or other offering material, payments in respect of the debt securities will be made in the designated currency at the office or agency of RGA maintained for that purpose as RGA may designate from time to time, except that, at the option of RGA, interest payments, if any, on debt securities in registered form may be made by checks mailed to the holders of debt securities entitled thereto at their registered addresses. (Section 3.7 of the indenture).

Payment of Interest With Respect to Registered Debt Securities

Unless otherwise indicated in an applicable prospectus supplement or other offering material, payment of any installment of interest on debt securities in registered form will be made to the person in whose name such debt security is registered at the close of business on the regular record date for such interest. (Section 3.7 of the indenture).

Transfer and Exchange

Unless otherwise indicated in the applicable prospectus supplement or other offering material, debt securities in registered form will be transferable or exchangeable at the agency of RGA maintained for such purpose as designated by RGA from time to time. Debt securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection with such transfer or exchange. (Section 3.5 of the indenture).

Consolidation, Merger, Conveyance, Sale of Assets and Other Transfers

We may not consolidate with or merge with or into or wind up into, whether or not we are the surviving corporation, or sell, assign, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•	the surviving corporation or other person is organized and existing under the laws of the United States or one of the 50 states, any U.S. territory or the District of Columbia, and assumes the obligation to pay the principal of, and premium, if any, and interest on all the debt securities and coupons, if any, and to perform or observe all covenants of the indenture; and

•	immediately after the transaction, there is no event of default under the indenture. (Section 10.1 of the indenture).

Upon the consolidation, merger or sale, the successor corporation formed by the consolidation, or into which we are merged or to which the sale is made, will succeed to, and be substituted for us under the indenture. (Section 10.2 of the indenture).

Unless a prospectus supplement or other offering material relating to a particular series of debt securities provides otherwise, the indenture and the terms of the debt securities will not contain any covenants designed to afford holders of any debt securities protection in a highly leveraged or other transaction involving us, whether or not resulting in a change of control, which may adversely affect holders of the debt securities.

Option to Extend Interest Payment Period

If indicated in the applicable prospectus supplement or other offering material, we will have the right, as long as no event of default under the applicable series of debt securities has occurred and is continuing, at any time and from time to time during the term of the series of debt securities to defer the payment of interest on one or more series of debt securities for the number of consecutive interest payment periods specified in the applicable prospectus supplement or other offering material, subject to the terms, conditions and covenants, if any, specified in the prospectus supplement or other offering material, provided that no extension period may extend beyond the stated maturity of the debt securities. Material United States federal income tax consequences and special considerations applicable to these debt securities will be described in the applicable prospectus supplement or other offering material. Unless otherwise indicated in the applicable prospectus supplement or other offering material, at the end of the extension period, we will pay all interest then accrued and unpaid together with interest on accrued and unpaid interest compounded semiannually at the rate specified for the debt securities to the extent permitted by applicable law. However, unless otherwise indicated in the applicable prospectus supplement or other offering material, during the extension period neither we nor any of our subsidiaries may:

•	declare or pay dividends on, make distributions regarding, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock, other than:

(1) purchases of our capital stock in connection with any employee or agent benefit plans or the satisfaction of our obligations under any contract or security outstanding on the date of the event requiring us to purchase capital stock,

(2) in connection with the reclassifications of any class or series of our capital stock, or the exchange or conversion of one class or series of our capital stock for or into another class or series of our capital stock,

(3) the purchase of fractional interests in shares of our capital stock in connection with the conversion or exchange provisions of that capital stock or the security being converted or exchanged,

(4) dividends or distributions in our capital stock, or rights to acquire capital stock, or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock, or

(5) any non-cash dividends declared in connection with the implementation of a shareholder rights plan by us;

•	make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank equally with or junior to the debt securities;

•	make any guarantee payments regarding the foregoing, other than payments under our guarantee of the preferred securities of any Trust; or

•	redeem, purchase or acquire less than all of the junior subordinated debt securities or any preferred securities of an Trust.

Prior to the termination of any extension period, as long as no event of default under the indenture has occurred and is continuing, we may further defer payments of interest, subject to the above limitations set forth in this section, by extending the interest payment period; provided, however, that, the extension period, including all previous and further extensions, may not extend beyond the maturity of the debt securities.

Upon the termination of any extension period and the payment of all amounts then due, we may commence a new extension period, subject to the terms set forth in this section. No interest during an extension period, except at the end of the extension period, will be due and payable, but we may prepay at any time all or any portion of the interest accrued during an extension period. We do not currently intend to exercise our right to defer payments of interest by extending the interest payment period on the debt securities. In the case of our junior subordinated debt securities, if the property trustee is the sole holder of such debt securities, we will give the administrative trustees and the property trustee notice of our selection of an extension period two business days before the earlier of (1) the next succeeding date on which distributions on the preferred securities are payable or (2) the date the administrative trustees are required to give notice to the New York Stock Exchange, or other applicable self-regulatory organization, or to holders of the preferred securities of the record or payment date of the distribution, but in any event, at least one business day before such record date. The administrative trustees will give notice of our selection of the extension period to the holders of the preferred securities. If the property trustee is not the sole holder of such debt securities, we will give the holders of these debt securities notice of our selection of an extension period at least two business days before the earlier of (1) the next succeeding interest payment date or (2) the date upon which we are required to give notice to the New York Stock Exchange, or other applicable self-regulatory organization, or to holders of such debt securities of the record or payment date of the related interest payment. (Article XVIII of the indenture).

Modification or Amendment of the Indenture

Supplemental Indentures Without Consent of Holders. Without the consent of any holders, we and the trustee may enter into one or supplemental indentures for certain purposes, including:

(1) to evidence the succession of another corporation to our rights and the assumption by such successor of the covenants contained in the indenture;

(2) to add to our covenants for the benefit of all or any series of debt securities, or to surrender any of our rights or powers;

(3) to add any additional events of default;

(4) to change or eliminate any provisions, as long as any such change or elimination is effective only when there are no outstanding debt securities of any series created before the execution of such supplemental indenture which is entitled to the benefit of the provisions being changed or eliminated;

(5) to provide security for or guarantee of the debt securities;

(6) to establish the form or terms of debt securities in accordance with the indenture;

(7) to supplement any of the provisions to permit or facilitate the defeasance and discharge of any series of debt securities in accordance with such indenture as long as such action does not adversely affect the interests of the holders of the debt securities in any material respect;

(8) to provide for the acceptance of the appointment of a successor trustee for any series of debt securities or to provide for or facilitate the administration of the trust under the indenture by more than one trustee;

(9) to cure any ambiguity, to correct or supplement any provision of any indenture which may be defective or inconsistent with any other provision, to eliminate any conflict with the Trust Indenture Act or to make any other provisions with respect to matters or questions arising under such indenture which are not inconsistent with any provision of the indenture, as long as the additional provisions do not adversely affect the interests of the holders in any material respect; or

(10) to modify the subordination provisions thereof, except in a manner which would be adverse to the holders of junior subordinated debt securities of any series then outstanding. (Section 11.1 of the indenture).

Supplemental Indentures with Consent of Holders. If we receive the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected, we may enter into supplemental indentures with the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders under the indenture of such debt securities and coupons, if any. As long as any of the preferred securities of an Trust remain outstanding, no modification of the related junior subordinated indenture may be made that requires the consent of the holders of the related junior subordinated debt securities, no termination of the related junior subordinated indenture may occur, and no waiver of any event of default under the related junior subordinated indenture may be effective, without the prior consent of the holders of a majority of the aggregate liquidation amount of the preferred securities of such Trust.

However, unless we receive the consent of all of the affected holders, we may not enter into supplemental indentures that would, with respect to the debt securities of such holders:

(1) conflict with the required provisions of the Trust Indenture Act;

(2) except as described in any prospectus supplement or other offering material:

•	change the stated maturity of the principal of, or installment of interest, if any, on, any debt security,

•	reduce the principal amount thereof or the interest thereon or any premium payable upon redemption thereof; provided, however, that a requirement to offer to repurchase debt securities will not be deemed a redemption for this purpose,

•	change the stated maturity of or reduce the amount of any payment to be made with respect to any coupon,

•	change the currency or currencies in which the principal of, and premium, if any, or interest on such debt security is denominated or payable,

•	reduce the amount of the principal of a discount security that would be due and payable upon a declaration of acceleration of the maturity thereof or reduce the amount of, or postpone the date fixed for, any payment under any sinking fund or analogous provisions for any debt security,

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity thereof, or, in the case of redemption, on or after the redemption date,

•	limit our obligation to maintain a paying agency outside the United States for payment on bearer securities, or

•	adversely affect the right to convert any debt security into shares of our common stock if so provided;

(3) reduce the requirement for majority approval of supplemental indentures, or for waiver of compliance with certain provisions of the indenture or certain defaults; or

(4) modify any provisions of the indenture relating to waiver of past defaults with respect to that series, except to increase any such percentage or to provide that certain other provisions of such indenture cannot be modified or waived without the consent of the holders of each such debt security of each series affected thereby. (Section 11.2 of the indenture).

It is not necessary for holders of the debt securities to approve the particular form of any proposed supplemental indenture, but it is sufficient if the holders approve the substance thereof. (Section 11.2 of the indenture).

A supplemental indenture which changes or eliminates any covenant or other provision of the indenture to which it relates with respect to one or more particular series of debt securities and coupons, if any, or which modifies the rights of the holders of debt securities or any coupons of such series with respect to such covenant or other provision, will be deemed not to affect the rights under such indenture of the holders of debt securities and coupons, if any, of any other series. (Section 11.2 of the indenture).

Subordination under the Indenture

In the junior subordinated indenture, RGA has covenanted and agreed that any junior subordinated debt securities issued thereunder are subordinated and junior in right of payment to all present and future senior indebtedness to the extent provided in the indenture. (Section 17.1 of the indenture). Unless otherwise indicated in the applicable prospectus supplement or other offering material, the indenture defines the term “senior indebtedness” with respect to each respective series of junior subordinated debt securities, to mean the principal, premium, if any, and interest on:

•	all indebtedness of RGA, whether outstanding on the date of the issuance of subordinated debt securities or thereafter created, incurred or assumed, which is for money borrowed, or which is evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities;

•	any indebtedness of others of the kinds described in the preceding clause for the payment of which RGA is responsible or liable as guarantor or otherwise; and

•	amendments, modifications, renewals, extensions, deferrals and refundings of any such indebtedness.

In the case of the junior subordinated indenture, unless otherwise indicated in the applicable prospectus supplement or other offering material, senior indebtedness also includes all subordinated debt securities issued under the subordinated indenture. The senior indebtedness will continue to be senior indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness. Unless otherwise indicated in the applicable prospectus supplement or other offering material, notwithstanding anything to the contrary in the foregoing, senior indebtedness will not include (A) indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business and (B) any indebtedness which by its terms is expressly made pari passu, or equal in rank and payment, with or subordinated to the applicable debt securities. (Section 17.2 of the indenture).

Unless otherwise indicated in the applicable prospectus supplement or other offering material, no direct or indirect payment, in cash, property or securities, by set-off or otherwise, shall be made or agreed to be made on account of the subordinated or junior subordinated debt securities or interest thereon or in respect of any repayment, redemption, retirement, purchase or other acquisition of subordinated debt securities, if:

•	RGA defaults in the payment of any principal, or premium, if any, or interest on any senior indebtedness, whether at maturity or at a date fixed for prepayment or declaration or otherwise; or

•	an event of default occurs with respect to any senior indebtedness permitting the holders to accelerate the maturity and written notice of such event of default, requesting that payments on subordinated or junior subordinated debt securities cease, is given to RGA by the holders of senior indebtedness, unless and until such default in payment or event of default has been cured or waived or ceases to exist. Unless otherwise indicated in the applicable prospectus supplement or other offering material, the foregoing limitations will also apply to payments in respect of the junior subordinated debt securities in the case of an event of default under the subordinated indebtedness (Section 17.4 of the indenture).

Unless otherwise indicated in the applicable prospectus supplement or other offering material, all present and future senior indebtedness, which shall include subordinated indebtedness in the case of our junior subordinated debt securities, including, without limitation, interest accruing after the commencement of any proceeding described below, assignment or marshaling of assets, shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made by RGA on account of subordinated or junior subordinated debt securities in the event of:

•	any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to RGA, its creditors or its property;

•	any proceeding for the liquidation, dissolution or other winding-up of RGA, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;

•	any assignment by RGA for the benefit of creditors; or

•	any other marshaling of the assets of RGA.

Unless otherwise indicated in the applicable prospectus supplement or other offering materials, in any such event, payments or distributions which would otherwise be made on subordinated or junior subordinated debt securities will generally be paid to the holders of senior indebtedness, or their representatives, in accordance with the priorities existing among these creditors at that time until the senior indebtedness is paid in full. Unless otherwise indicated in the applicable prospectus supplement or other offering materials, if the payments or distributions on subordinated or junior subordinated debt securities are in the form of RGA’s securities or those of any other corporation under a plan of reorganization or readjustment and are subordinated to outstanding senior indebtedness and to any securities issued with respect to such senior indebtedness under a plan of reorganization or readjustment, they will be made to the holders of the subordinated debt securities and then, if any amounts remain, to the holders of the junior subordinated debt securities. (Section 17.3 of the indenture). No present or future holder of any senior indebtedness will be prejudiced in the right to enforce the subordination of subordinated or junior subordinated debt securities by any act or failure to act on the part of RGA. (Section 17.9 of the indenture).

Senior indebtedness will only be deemed to have been paid in full if the holders of such indebtedness have received cash, securities or other property which is equal to the amount of the outstanding senior indebtedness. After payment in full of all present and future senior indebtedness, holders of subordinated debt securities will be subrogated to the rights of any holders of senior indebtedness to receive any further payments or distributions that are applicable to the senior indebtedness until all the subordinated debt securities are paid in full. In matters between holders of subordinated debt securities and any other type of RGA’s creditors, any payments or distributions that would otherwise be paid to holders of senior debt securities and that are made to holders of subordinated debt securities because of this subrogation will be deemed a payment by RGA on account of senior indebtedness and not on account of subordinated debt securities. (Section 17.7 of the indenture).

Subordinated indebtedness will only be deemed to have been paid in full if the holders of such indebtedness have received cash, securities or other property which is equal to the amount of the outstanding subordinated indebtedness. After payment in full of all present and future subordinated indebtedness, holders of junior subordinated debt securities will be subrogated to the rights of any holders of subordinated indebtedness to receive any further payments or distributions that are applicable to the subordinated indebtedness until all the junior subordinated debt securities are paid in full. In matters between holders of junior subordinated debt securities and any other type of RGA’s creditors, any payments or distributions that would otherwise be paid to holders of subordinated debt securities and that are made to holders of junior subordinated debt securities because of this subrogation will be deemed a payment by RGA on account of subordinated indebtedness and not on account of junior subordinated debt securities. (Section 17.7 of the indenture).

The indenture provides that the foregoing subordination provisions may be changed, except in a manner which would be adverse to the holders of junior subordinated debt securities of any series then outstanding. (Sections 11.1 and 11.2 of the indenture). The prospectus supplement or other offering materials relating to such subordinated or junior subordinated debt securities would describe any such change.

The prospectus supplement or other offering materials delivered in connection with the offering of a series of subordinated or junior subordinated debt securities will set forth a more detailed description of the subordination provisions applicable to any such debt securities.

The accompanying prospectus supplement or other offering materials or information incorporated by reference will set forth the approximate amount of indebtedness senior to such junior subordinated indebtedness to be offered under this prospectus outstanding as of a recent date. The indenture places no limitation on the amount of additional senior indebtedness that may be incurred by RGA. RGA expects from time to time to incur additional indebtedness constituting senior indebtedness. See “— General” on page 11 for a summary of our indebtedness at September 30, 2010.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement or other offering material, an event of default with respect to any series of debt securities issued under the indenture means:

•	default for 30 days in the payment of any interest upon any debt security or any payment with respect to the coupons, if any, of such series when it becomes due and payable, except where we have properly deferred the interest, if applicable;

•	default in the payment of the principal of, and premium, if any, on, any debt security of such series when due;

•	default in the deposit of any sinking fund payment when due by the terms of a debt security of such series;

•	default for 90 days after we receive notice as provided in the indenture in the performance of any covenant or breach of any warranty in the indenture;

•	certain events of bankruptcy, insolvency or receivership, or the dissolution of the Trust; or

•	any other events which we specify for that series, which will be indicated in the prospectus supplement or other offering material for that series. (Section 5.1 of the indenture).

Within 90 days after a default in respect of any series of debt securities, the trustee, or property trustee, if applicable, must give to the holders of such series notice of all uncured and unwaived defaults by us known to it. However, except in the case of default in payment, the trustee may withhold such notice if it determines that such withholding is in the interest of such holders. (Section 6.2 of the indenture).

If an event of default occurs in respect of any outstanding series of debt securities and is continuing, the property trustee under the indenture or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount, or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amount as may be specified in the terms of those securities, of all of the debt securities of that series to be due and payable immediately by written notice thereof to us, and to the property trustee, if applicable, if given by the holders of the debt securities. Upon any such declaration, such principal or specified amount plus accrued and unpaid interest, and premium, if payable, will become immediately due and payable. However, with respect to any debt securities issued under indenture, the payment of principal and interest on such debt securities shall remain subordinated to the extent provided in Article XVII of the indenture. In addition, at any time after such a declaration of acceleration but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of outstanding debt securities of that series may, subject to specified conditions, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or premium, if any, or interest on debt securities of such series have been cured or waived as provided in the indenture. (Section 5.2 of the indenture).

The holders of a majority in principal amount of the outstanding debt securities of a series, on behalf of the holders of all debt securities of that series, may waive any past default and its consequences, except that they may not waive an uncured default in payment or a default which cannot be waived without the consent of the holders of all outstanding securities of that series. (Section 5.13 of the indenture).

Within four months after the close of each fiscal year, we must file with the trustee a statement, signed by specified officers, stating whether or not such officers have knowledge of any default under the indenture and, if so, specifying each such default and the nature and status of each such default. (Section 12.2 of the indenture).

Subject to provisions in the applicable indenture relating to its duties in case of default, the trustee, or property trustee, if applicable, is not required to take action at the request of any holders of debt securities, unless such holders have offered to the trustee reasonable security or indemnity. (Section 6.3 of the indenture).

Subject to such indemnification requirements and other limitations set forth in the indenture, if any event of default has occurred, the holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting proceedings for remedies available to the trustee, or exercising any trust or power conferred on the trustee, in respect of such series. (Section 5.12 of the indenture).

Defeasance; Satisfaction and Discharge

Legal or Covenant Defeasance. The indenture provides that we may be discharged from our obligations in respect of the debt securities of any series, as described below. These provisions will apply to any registered securities that are denominated and payable only in U.S. dollars, unless otherwise specified in a prospectus supplement or other offering material. The prospectus supplement or other offering material will describe any defeasance provisions that apply to other types of debt securities. (Section 15.1 of the indenture).

At our option, we may choose either one of the following alternatives:

•	We may elect to be discharged from any and all of our obligations in respect of the debt securities of any series, except for, among other things, certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by the trustee for defeasance. We refer to this as “legal defeasance.”

•	Alternatively, we may omit to comply with the covenants described under the heading “— Consolidation, Merger, Conveyance, Sale of Assets and Other Transfers” and any additional covenants which may be set forth in the applicable prospectus supplement, and any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series. We refer to this as “covenant defeasance.”

In either case, we will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. Government Obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal, including any mandatory sinking fund payments, premium, if any, and interest on the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities. This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel or an Internal Revenue Service ruling to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance. (Section 15.2 of the indenture).

In addition, in order to be discharged, no event or condition shall exist that, pursuant to certain provisions described under “— Subordination under the Indenture” above, would prevent us from making payments of principal of, and premium, if any, and interest on junior subordinated debt securities and coupons at the date of the irrevocable deposit referred to above. (Section 15.2 of the indenture).

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. However, we will remain liable for those payments.

“U.S. Government Obligations” means securities which are (1) direct obligations of the United States for the payment of which its full faith and credit is pledged, or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt. (Section 15.2 of the indenture).

We may exercise our legal defeasance option even if we have already exercised our covenant defeasance option.

There may be additional provisions relating to defeasance which we will describe in the prospectus supplement or other offering material. (Section 15.1 of the indenture).

Conversion or Exchange

Any series of the debt securities may be convertible or exchangeable into common or preferred stock or other debt securities registered under the registration statement relating to this prospectus. The specific terms and conditions on which such debt securities may be so converted or exchanged will be set forth in the applicable prospectus supplement or other offering material. Those terms may include the conversion or exchange price, provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, whether we have an option to convert debt securities into cash, rather than common stock, and provisions under which the number of shares of common or preferred stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement. (Section 16.1 of the indenture).

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York. (Section 1.11 of the indenture).

Regarding the Trustee

Unless otherwise specified in the applicable prospectus supplement or other offering material, The Bank of New York Mellon Trust Company, N.A. will be the successor trustee under the indenture relating to the junior subordinated debt securities which may be offered to the Trust. We have entered, and from time to time may continue to enter, into banking or other relationships with such trustees or their affiliates, including The Bank of New York and Mellon Investor Services LLC. For example, The Bank of New York Mellon Trust Company, N.A. is successor trustee of the indenture relating to our 6.75% notes due 2011, our 5.625% Senior Notes due 2017, our 6.75% junior subordinated debentures due 2065, and the trust and underlying junior subordinated debentures relating to our PIERs units, a lender under our principal credit agreement, and provides other banking and financial services to us. Mellon Investor Services LLC is the transfer agent and registrar for our common stock, and also serves as the rights agent under our Section 382 shareholder rights plan.

If the trustee is or becomes one of our creditors, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claims as security or otherwise. The trustee will be permitted to engage in other transactions. However, if after a specified default has occurred and is continuing, it acquires or has a conflicting interest (such as continuing to serve as trustee with respect to outstanding notes, debentures or PIERS units or continuing to be a creditor of RGA in certain circumstances), it must eliminate such conflict within 90 days or receive permission from the SEC to continue as a trustee or resign.

There may be more than one trustee under the indenture, each with respect to one or more series of debt securities. (Section 1.1 of the indenture). Any trustee may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to such series. (Section 6.10 of the indenture).

If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under the indenture separate from the trust administered by any other such trustee. Except as otherwise indicated in this prospectus, any action to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture. (Section 6.1 of the indenture).

Book-Entry Debt Securities

Unless otherwise indicated in the prospectus supplement or other offering material, The Depository Trust Company, or DTC, will act as securities depository for the debt securities. The debt securities will be issued as fully-registered securities in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC. This means that certificates will not be issued to each holder of debt securities. One fully-registered security certificate will be issued for each debt security, each in the aggregate principal amount of such security and will be deposited with DTC.

Purchases of debt securities under the DTC system must be made by or through participants (for example, your broker) who will receive credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each debt security will be recorded on the records of the participant. Beneficial owners of the debt securities will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the debt securities except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the participants to whose accounts the debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to participants and by participants to beneficial owners will be governed by arrangements among them, subject to statutory or regulatory requirements as may be in effect from time to time.

Proceeds, distributions or other payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit participants’ accounts upon DTC’s receipt of funds in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not DTC, RGA or the Trust, subject to any statutory or regulatory requirements as may be in effect from time to time.

DTC may discontinue providing its services as depository with respect to the debt securities at any time by giving reasonable notice to us or the Trust. Under such circumstances, in the event that a successor depository is not obtained, certificates representing the debt securities are required to be printed and delivered. We may decide to discontinue use of the system of book-entry transfers through DTC, or successor depository. In that event, certificates representing the debt securities will be printed and delivered.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments from over 85 countries that DTC’s participants deposit with DTC.

DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is owned by a number of participants of DTC and members of the national Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the Financial Industry Regulatory Authority. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable.

DESCRIPTION OF CAPITAL STOCK OF RGA

The following is a summary of the material terms of our capital stock and the provisions of our amended and restated Articles of Incorporation and bylaws. It also summarizes some relevant provisions of the Missouri General and Business Corporation Law, which we refer to as Missouri law. Since the terms of our articles of incorporation, and bylaws, and Missouri law, are more detailed than the general information provided below, you should only rely on the actual provisions of those documents and Missouri law. If you would like to read those documents, they are on file with the SEC, as described under the heading “Where You Can Find More Information” on page 3.

General

RGA’s authorized capital stock consists of 150 million shares of capital stock, of which:

•	140 million shares are designated as common stock, par value $0.01 per share; and

•	10 million shares are designated as preferred stock, par value $0.01 per share.

As of January 31, 2011, RGA had 73,379,726 shares of common stock issued and outstanding, and approximately 9.7 million shares issuable upon exercise or settlement of outstanding options or other awards and warrants.

The outstanding shares of common stock are validly issued, fully paid and nonassessable.

Common Stock

Subject to the prior rights of the holders of any shares of preferred stock which later may be issued and outstanding, holders of common stock are entitled to receive dividends as and when declared by us out of legally available funds, and, if we liquidate, dissolve, or wind up RGA, to share ratably in all remaining assets after we pay liabilities. We are prohibited from paying dividends under our credit agreement unless, at the time of declaration and payment, certain defaults would not exist under such agreement. Each holder of common stock is entitled to one vote for each share held of record on all matters presented to a vote of shareholders, including the election of directors. Holders of common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities and there are no conversion rights or redemption or sinking fund provisions for the common stock.

We may issue additional shares of authorized common stock without shareholder approval, subject to applicable rules of the New York Stock Exchange.

BNY Mellon Investor Services LLC, 911 Washington Ave., 3rd Floor, St. Louis, Missouri 63101, is the registrar and transfer agent for our common stock. Our common stock is listed on the New York Stock Exchange under the symbol “RGA”.

Acquisition Restrictions

Our articles of incorporation generally restrict the accumulation of 5% or more (by value) of RGA stock until September 13, 2011, or such shorter period as may be determined by our board of directors (which is referred to as the “restriction period”). The acquisition restrictions impose restrictions on the acquisition of our common stock (and any other equity securities that RGA issues in the future) by designated persons. Without these restrictions, it is possible that certain changes in ownership of our stock could result in the imposition of limitations on the ability of RGA and its subsidiaries to fully utilize the net operating losses and other tax attributes currently available for U.S. federal and state income tax purposes to RGA and its subsidiaries. Our board of directors believes it is in our best interests to attempt to prevent the imposition of such limitations.

During the restriction period, no RGA shareholder may be or become a “5-percent shareholder” of RGA as defined in the Internal Revenue Code (applying certain attribution and constructive ownership rules). However, this restriction will not apply to:

•	any stock acquired in connection with the divestiture of our class B common stock by MetLife, Inc. (“MetLife”);

•	any transaction directly with RGA, including pursuant to the exercise of outstanding options or warrants;

•	any tender or exchange offers for all of the common stock meeting certain fairness criteria; or

•	any transaction approved in advance by the RGA board of directors.

Any person permitted to acquire or own RGA stock representing 5% or more (by value) of RGA stock pursuant to any of the preceding bullet points will not be permitted to acquire any additional RGA stock at any time during the restriction period without the approval of our board of directors, unless and until such person owns less than 5% (by value) of RGA stock, at which point such person may acquire RGA stock only to the extent that, after such acquisition, such person owns less than 5% (by value) of RGA stock.

Preferred Stock

Our articles of incorporation vest our board of directors with authority to issue up to 10,000,000 shares of preferred stock from time to time in one or more series, with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as may be stated in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the board of directors. Our board of directors is expressly authorized to fix or determine:

•	the specific designation of the shares of the series;

•	the consideration for which the shares of the series are to be issued;

•	the rate and times at which, and the conditions under which, dividends will be payable on shares of that series, and the status of those dividends as cumulative or non-cumulative and, if cumulative, the date or dates from which dividends shall be cumulative;

•	the price or prices, times, terms and conditions, if any, upon which the shares of the series may be redeemed;

•	the rights, if any, which the holders of shares of the series have in the event of our dissolution or upon distribution of our assets;

•	from time to time, whether to include the additional shares of preferred stock which we are authorized to issue in the series;

•	whether or not the shares of the series are convertible into or exchangeable for other securities of RGA, including shares of our common stock or shares of any other series of our preferred stock, the price or prices or the rate or rates at which conversion or exchange may be made, and the terms and conditions upon which the conversion or exchange right may be exercised;

•	if a sinking fund will be provided for the purchase or redemption of shares of the series and, if so, to fix the terms and the amount or amounts of the sinking fund; and

•	any other preferences and rights, privileges and restrictions applicable to the series as may be permitted by law.

All shares of the same series of preferred stock will be identical and of equal rank except as to the times from which cumulative dividends, if any, on those shares will be cumulative. The shares of different series may differ, including as to rank, as may be provided in our articles of incorporation, or as may be fixed by our board of directors as described above. We may from time to time amend our articles of incorporation to increase or decrease the number of authorized shares of preferred stock.

A total of 1,400,000 of these authorized preferred shares have been designated as Series A-1 Junior Participating Preferred Stock.

Depending upon the rights of holders of the preferred stock, an issuance of preferred stock could adversely affect holders of common stock by delaying or preventing a change of control of RGA, making removal of the management of RGA difficult, or restricting the payment of dividends and other distributions to the holders of common stock.

Certain Effects of Authorized but Unissued Stock

We may issue additional shares of common stock or preferred stock without shareholder approval, subject to applicable rules of the New York Stock Exchange, for a variety of corporate purposes, including raising additional capital, corporate acquisitions, and employee benefit plans. The existence of unissued and unreserved common and preferred stock may enable us to issue shares to persons who are friendly to current management, which could discourage an attempt to obtain control of RGA through a merger, tender offer, proxy contest, or otherwise, and protect the continuity of management and possibly deprive you of opportunities to sell your shares at prices higher than the prevailing market prices. We could also use additional shares to dilute the stock ownership of persons seeking to obtain control of RGA pursuant to the operation of the rights plan or otherwise. See also “— Anti-Takeover Provisions in the RGA Articles of Incorporation and Bylaws” below.

Section 382 Shareholder Rights Plan

On September 12, 2008, RGA entered into an Amended and Restated Section 382 Rights Agreement (the “Amended Rights Agreement”) with Mellon Investor Services LLC as Rights Agent (the “Rights Agent”). The Amended Rights Agreement, among other things, (i) clarified that one preferred share purchase right is outstanding for each share of class A common stock outstanding and that each such right entitles the registered holder to purchase from RGA, under certain circumstances, one one-hundredth of a share of Series A-1 Junior Participating Preferred Stock, par value $0.01 per share (which is referred to as the “series A-1 junior participating preferred stock”), of RGA at a price of $200 per one one-hundredth of a share of series A-1 junior participating preferred stock, subject to adjustment, and (ii) provided holders of class B common stock with a preferred share purchase right that entitles the registered holder to purchase from RGA, under certain circumstances, one one-hundredth of a share of Series B-1 Junior Participating Preferred Stock, par value $0.01 per share (which is referred to as the “series B-1 junior participating preferred stock”), of RGA at a price of $200 per one one-hundredth of a share of series B-1 junior participating preferred stock, subject to adjustment.

On November 25, 2008, the shareholders of RGA held a special meeting where the shareholders approved, among other things: (i) the conversion (the “conversion”) of RGA’s dual class common stock structure into a single class common stock structure, whereby RGA’s class B common stock, par value $0.01 per share (the “class B common stock”), converted into RGA’s class A common stock, par value $0.01 per share (the “class A common stock”), on a one-for-one basis (with such class A common stock being automatically redesignated as “common stock”) and (ii) a proposal to amend and restate RGA’s amended and restated articles of incorporation to eliminate provisions relating to class B common stock and RGA’s dual class common stock structure.

Also on November 25, 2008, in connection with the conversion, RGA and the Rights Agent entered into a Second Amended and Restated Section 382 Rights Agreement (the “Section 382 shareholder rights plan”) which amended and restated the Amended Rights Agreement and, among other things, clarified that one preferred share purchase right is outstanding for each share of common stock outstanding and that each such right entitles the registered holder to purchase from RGA, under certain circumstances, one one-hundredth of a share of series A-1 junior participating preferred stock at a price of $200 per one one-hundredth of a share of series A-1 junior participating preferred stock, subject to adjustment.

The Section 382 shareholder rights plan is intended to act as a deterrent to any person being or becoming a “5-percent shareholder” (as defined in Section 382 of the Internal Revenue Code and the related Treasury regulations) without the approval of our board of directors (such person is referred to as an “acquiring person”). The meaning of the term acquiring person does not include:

•	RGA, any subsidiary of RGA, any employee benefit plan or compensation arrangement of RGA or any subsidiary of RGA, or any entity holding securities of RGA to the extent organized, appointed or established by RGA or any subsidiary of RGA for or pursuant to the terms of any such employee benefit plan or compensation arrangement;

•	any grandfathered person (as defined below);

•	any exempted person (as defined below); or

•	any person who or which inadvertently may become a 5-percent shareholder or otherwise becomes such a 5-percent shareholder, so long as such person promptly enters into, and delivers to RGA, an irrevocable commitment promptly to divest, and thereafter promptly divests (without exercising or retaining any power, including voting, with respect to such securities), sufficient securities of RGA so that such person ceases to be a 5-percent shareholder of RGA.

Shareholders who owned 5% or more (by value) of common stock outstanding on June 2, 2008, the time of adoption of the original Section 382 shareholder rights plan, will not trigger the Section 382 shareholder rights plan so long as they do not acquire any additional shares of RGA stock (except for any such shares that are acquired in a transaction that also results in such person being an exempted person). These shareholders, which include MetLife and its subsidiaries, are referred to as “grandfathered persons.”

For purposes of the Section 382 shareholder rights plan, RGA “stock” means: (i) common stock, (ii) preferred stock (other than preferred stock described in Section 1504(a)(4) of the Internal Revenue Code), (iii) warrants, rights, or options (including options within the meaning of Treasury Regulation § 1.382-2T(h)(4)(v)) to purchase stock (other than preferred stock described in Section 1504(a)(4) of the Internal Revenue Code), and (iv) any other interest that would be treated as “stock” of RGA pursuant to Treasury Regulation § 1.382-2T(f)(18).

MetLife security holders who received our class B common stock (which was subsequently converted into common stock) directly from MetLife in the split-off (the “Split-Off”) that occurred in September 2008 in connection with the Recapitalization and Distribution Agreement, dated June 1, 2008, between RGA and MetLife (the “Recapitalization and Distribution Agreement”), which caused them to hold 5% or more (by value) of RGA stock, did not trigger the rights plan. However, the rights plan does not exempt any future acquisitions of RGA stock by such persons. In addition, RGA may, in its sole discretion, exempt any person or group from being deemed an acquiring person for purposes of the rights plan at any time prior to the time the rights are no longer redeemable. The persons described in this paragraph are “exempted persons.”

Under certain circumstances, our board of directors may determine it is in the best interest of RGA and its shareholders to exempt 5-percent shareholders from the operation of the Section 382 shareholder rights plan, in light of the provisions of the Recapitalization and Distribution Agreement. RGA may, in certain circumstances, incur significant indemnification obligations under the Recapitalization and Distribution Agreement in the event that the Section 382 shareholder rights plan is triggered following the Split-Off in a manner that would result in the Split-Off failing to qualify as tax-free. Accordingly, our board of directors may determine that the consequences of enforcing the Section 382 shareholder rights plan and enhancing its deterrent effect by not exempting a 5-percent shareholder in order to provide protection to RGA’s and its subsidiaries’ net operating losses and other tax attributes, are more adverse to RGA and its shareholders.

The Rights. RGA has issued one preferred share purchase right (which is referred to as a “right”) for each outstanding share of common stock. Shares of common stock issued while the Section 382 rights plan is in effect will be issued with rights attached. Each right, when exercisable, will entitle the registered holder to purchase from RGA one one-hundredth of a share of Series A-1 Junior Participating Preferred Stock, par value $0.01 per share (which is referred to as the “junior participating preferred stock”), of RGA at a price of $200 per one one-hundredth of a share of junior participating preferred stock (which is referred to as the “purchase price”), subject to adjustment.

No right is exercisable until the earliest to occur of (1) the close of business on the tenth business day following the date of the earlier of either public announcement that a person has become, or RGA first has notice or otherwise determines that a person has become, an acquiring person without the prior express written consent of RGA; or (2) the close of business on the tenth business day following the commencement of a tender offer or exchange offer, without the prior written consent of RGA, by a person which, upon consummation, would result in such person becoming an acquiring person (the earlier of the dates in clause (1) or (2) above being referred to in this document as the “distribution date”).

Until the distribution date, the rights will be transferred with and only with the common stock. Until the distribution date, new common stock certificates or ownership statements issued upon transfer or new issuances of common stock will contain a notation incorporating the Section 382 shareholder rights plan by reference. As soon as practicable following the distribution date, separate certificates evidencing the rights (“right certificates”) will be mailed to holders of record of the common stock as of the close of business on the distribution date and such separate certificates alone will then evidence the rights.

Expiration. The rights will expire, if not previously exercised, on the earlier to occur of (1) the final expiration date (as defined below) or (2) the time at which the rights are redeemed or exchanged pursuant to the Section 382 shareholder rights plan. The final expiration date is the earlier of (a) the date that is 36 months and one day following the completion of the Split-Off, or September 13, 2011, or (b) such other date as our board of directors may determine in good faith in accordance with the Section 382 shareholder rights plan.

Junior Participating Preferred Stock. Shares of junior participating preferred stock purchasable upon exercise of the rights will not be redeemable and will be junior to any other series of preferred stock RGA may issue (unless otherwise provided in the terms of such stock). Each share of junior participating preferred stock will have a preferential dividend in an amount equal to the greater of $1.00 and 100 times any dividend declared on each share of common stock. In the event of liquidation, the holders of the junior participating preferred stock will receive a preferred liquidation payment per share of series junior participating preferred stock equal to the greater of $100 and 100 times the payment made per share of the common stock. Each share of junior participating preferred stock will have 100 votes, voting together with the common stock. In the event of any merger, consolidation, combination or other transaction in which shares of common stock are converted or exchanged, each share of junior participating preferred stock will be entitled to receive 100 times the amount and type of consideration received per share of the common stock. The rights of the junior participating preferred stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary anti-dilution provisions. Because of the nature of the junior participating preferred stock’s dividend, liquidation and voting rights, the value of the one one-hundredth interest in a share of junior participating preferred stock purchasable upon exercise of each right should approximate the value of one share of the common stock.

Effects of Triggering Events. If any person or group becomes an acquiring person without the prior written consent of our board of directors (and such person or group is not an exempted person or a grandfathered person), each right, except those held by such persons, would entitle its holder to acquire such number of shares of common stock as will equal the result obtained by multiplying the then current purchase price by the number of one one-hundredths of a share of junior participating preferred stock for which a right is then exercisable and dividing that product by 50% of the then current per-share market price of the common stock.

If any person or group becomes an acquiring person without prior written consent of our board of directors, but beneficially owns less than 50% of the outstanding common stock, each right, except those held by such persons, may be exchanged by our board of directors for one share of common stock.

Redemption. At any time prior to the earlier of the 10th business day after the time an acquiring person becomes such or the date that is 36 months and one day following the completion of the Split-Off, or September 13, 2011, our board of directors may redeem the rights in whole, but not in part, at a price of $0.001 per right (which is referred to as the “redemption price”). Immediately upon any redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

Adjustments. The purchase price payable, and the number of shares of junior participating preferred stock or other securities or property issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution (1) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the junior participating preferred stock, (2) upon the grant to holders of junior participating preferred stock of certain rights or warrants to subscribe for or purchase preferred stock at a price, or securities convertible into junior participating preferred stock with a conversion price, less than the then-current market price of junior participating preferred stock or (3) upon the distribution to holders of junior participating preferred stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in junior participating preferred stock) or of subscription rights or warrants (other than those referred to above).

The number of outstanding rights and the number of one one-hundredths of a share of junior participating preferred stock issuable upon exercise of each right are also subject to adjustment in the event of a stock split of the common stock or a stock dividend on the common stock payable in shares of common stock or subdivisions, consolidations or combinations of the common stock (other than the conversion related to the Split-Off) occurring, in any such case, prior to the distribution date.

The terms of the rights may be amended by RGA without the consent of the holders of the rights, except that from and after such time as any person becomes an acquiring person, no such amendment may adversely affect the interests of the holders of the rights.

Until a right is exercised, the holder thereof, as such, will have no rights as a shareholder of RGA, including, without limitation, the right to vote or to receive dividends.

Anti-Takeover Effect. The Section 382 shareholder rights plan may have an “anti-takeover” effect because it will restrict the ability of a person or entity, or group of persons or entities, from accumulating in the aggregate 5% or more (by value) of our stock and the ability of persons, entities or groups now owning 5% or more (by value) of our stock from acquiring additional RGA stock. Like the acquisition restrictions in our articles of incorporation, the Section 382 shareholder rights plan could discourage or prohibit a merger, tender offer, proxy contest or accumulations of substantial blocks of shares for which some shareholders might receive a premium above market value. In addition, the Section 382 shareholder rights plan may delay the assumption of control by a holder of a large block of our stock and the removal of incumbent directors and management, even if such removal may be beneficial to some or all RGA shareholders.

Possible Effect on Liquidity. The Section 382 shareholder rights plan will restrict an RGA shareholder’s ability to acquire, directly or indirectly, additional RGA stock in excess of the specified limitations. Further, a shareholder’s ownership of our stock may become subject to the effects of the Section 382 shareholder rights plan upon the actions taken by related persons. A legend reflecting the existence of the Section 382 shareholder rights plan is and will be placed on certificates or ownership statements representing newly issued or transferred shares of RGA stock. These restrictions may also result in a decreased valuation of our stock due to the resulting restrictions on transfers to persons directly or indirectly owning or seeking to acquire a significant block of our stock.

Limitation on Liability of Directors; Indemnification

Our articles of incorporation limit the liability of our directors to RGA and its shareholders to the fullest extent permitted by Missouri law. Our articles of incorporation provide that RGA will indemnify each person (other than a party plaintiff suing on his own behalf or in the right of RGA) who at any time is serving or has served as a director or officer of RGA against any claim, liability or expense incurred as a result of this service, or as a result of any other service on behalf of RGA, or service at the request of RGA as a director, officer, employee, member or agent of another corporation, partnership, joint venture, trust, trade or industry association or other enterprise (whether incorporated or unincorporated, for-profit or not-for-profit), to the maximum extent permitted by law. Without limiting the generality of the foregoing, RGA will indemnify any such person who was or is a party (other than a party plaintiff suing on his own behalf or in the right of RGA), or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, but not limited to, an action by or in the right of RGA) by reason of such service against expenses (including, without limitation, attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. We have entered into indemnification agreements with our officers and directors providing for indemnification to the fullest extent permitted by law.

The inclusion of these provisions in our articles of incorporation may have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter RGA or its shareholders from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited RGA and its shareholders.

Anti-Takeover Provisions in the RGA Articles of Incorporation and Bylaws

Some of the provisions in our articles of incorporation and bylaws and Section 351.459 of the Missouri corporation statute could have the following effects, among others:

•	delaying, deferring or preventing a change in control of RGA;

•	delaying, deferring or preventing the removal of our existing management or directors;

•	deterring potential acquirors from making an offer to our shareholders; and

•	limiting our shareholders’ opportunity to realize premiums over prevailing market prices of our common stock in connection with offers by potential acquirors.

The following is a summary of some of the provisions in our articles of incorporation and bylaws that could have the effects described above.

Classified Board of Directors. Our articles of incorporation and bylaws provide that our board of directors will be divided into three classes of directors serving staggered three-year terms. Each class, to the extent possible, will be equal in number. The size of our board of directors will not be less than three and our board of directors can amend the number of directors by majority vote. Each class holds office until the third annual shareholders’ meeting for election of directors following the most recent election of such class.

Directors, and Not Shareholders, Fix the Size of the Board of Directors of RGA. Our articles of incorporation and bylaws provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by a majority of our board of directors, but in no event will it consist of less than three directors. In accordance with our bylaws, our board of directors has fixed the number of directors at nine.

Directors are Removed for Cause Only. Missouri law provides that, unless a corporation’s articles of incorporation provide otherwise, the holders of a majority of the corporation’s voting stock may remove any director from office. Our articles of incorporation provide that shareholders may remove a director only “for cause” and with the approval of the holders of 85% of RGA’s voting stock. Our board of directors may remove a director, with or without cause, only in the event the director fails to meet the qualifications stated in the bylaws for election as a director or in the event the director is in breach of any agreement between such director and RGA relating to such director’s service as RGA’s director or employee.

Board Vacancies to Be Filled by Remaining Directors and Not Shareholders. Any vacancy created by any reason prior to the expiration of the class in which the vacancy occurs will by filled by a majority of the remaining directors, even if less than a quorum. A director elected to fill a vacancy will be elected for the unexpired term of his predecessor. Any directorship to be filled by reason of an increase in the number of directors may be filled by the board of directors and will be added to such class of directors so that all classes of directors will be as nearly equal in number as possible.

Ownership Limitations. Our articles of incorporation will provide that shareholders are subject to stock ownership limitations, which would generally limit shareholders from owning or acquiring 5% or more (by value) of the aggregate outstanding shares of our stock prior to September 13, 2011 (it being understood that such limitation, among other things, would not prohibit a person from acquiring or owning 5% or more (by value) of the aggregate outstanding shares of RGA stock in connection with the Split-Off by MetLife. Any person permitted to acquire or own 5% or more (by value) of the RGA stock pursuant to the preceding sentence will not be permitted to acquire any additional RGA stock at any time prior to September 13, 2011, unless and until such person owns less than 5% (by value) of the aggregate outstanding shares of our stock, at which point such person may acquire RGA stock only to the extent that, after such acquisition, such person owns less than 5% (by value) of the aggregate outstanding shares of our stock. See “— Acquisition Restrictions” above.

Shareholders May Only Act by Written Consent Upon Unanimous Written Consent. As required by Missouri law, our articles of incorporation and bylaws provide for shareholder action by unanimous written consent only.

No Special Meetings Called by Shareholders. Our articles of incorporation provide that special meetings may only be called by the chairman of our board of directors, our president, or a majority of our board of directors. Only such business will be conducted, and only such proposals acted upon, as are specified in the notice of the special meeting.

Advance Notice for Shareholder Proposals. Our articles of incorporation contain provisions requiring that advance notice be delivered to RGA of any business to be brought by a shareholder before an annual meeting and providing for procedures to be followed by shareholders in nominating persons for election to our board of directors. Ordinarily, the shareholder must give notice at least 60 days but not more than 90 days before the meeting, but if we give less than 70 days’ notice of the meeting, then the shareholder must give notice within ten days after we mail notice of the meeting or make other public disclosure of the meeting. The notice must include a description of the proposal, the reasons for the proposal, and other specified matters. Our board may reject any proposals that have not followed these procedures or that are not a proper subject for shareholder action in accordance with the provisions of applicable law.

Supermajority Vote Required to Amend Specified Provisions. Our articles of incorporation provide that amendment of the following provisions requires an affirmative vote of at least 85% of the outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class:

•	provisions regarding certain shareholder rights;

•	provisions relating to directors;

•	provisions related to shareholders’ meetings;

•	provisions specifying the procedure for amendment of bylaws;

•	provisions relating to indemnification and related matters; and

•	provisions relating to the amendment of the articles of incorporation.

Missouri Statutory Provisions

Missouri law also contains certain provisions which may have an anti-takeover effect and otherwise discourage third parties from effecting transactions with us, including control share acquisition and business combination statutes.

Business Combination Statute. Missouri law contains a “business combination statute” which restricts certain “business combinations” between us and an “interested shareholder,” or affiliates of the interested shareholder, for a period of five years after the date of the transaction in which the person becomes an interested shareholder, unless either such transaction or the interested shareholder’s acquisition of stock is approved by our board on or before the date the interested shareholder obtains such status.

The statute also prohibits business combinations after the five-year period following the transaction in which the person becomes an interested shareholder unless the business combination or purchase of stock prior to becoming an interested shareholder is approved by our board prior to the date the interested shareholder obtains such status.

The statute also provides that, after the expiration of such five-year period, business combinations are prohibited unless:

•	the holders of a majority of the outstanding voting stock, other than the stock owned by the interested shareholder, or any affiliate or associate of such interested shareholder, approve the business combination; or

•	the business combination satisfies certain detailed fairness and procedural requirements.

A “business combination” for this purpose includes a merger or consolidation, some sales, leases, exchanges, pledges and similar dispositions of corporate assets or stock and any reclassifications or recapitalizations that generally increase the proportionate voting power of the interested shareholder. An “interested shareholder” for this purpose generally means any person who, together with his or her affiliates and associates, owns or controls 20% or more of the outstanding shares of the corporation’s voting stock.

A Missouri corporation may opt out of coverage by the business combination statute by including a provision to that effect in its governing corporate documents. We have not done so.

The business combination statute may make it more difficult for a 20% beneficial owner to effect other transactions with us and may encourage persons that seek to acquire us to negotiate with our board prior to acquiring a 20% interest. It is possible that such a provision could make it more difficult to accomplish a transaction which shareholders may otherwise deem to be in their best interest.

Control Share Acquisition Statute. Missouri also has a “control share acquisition statute” that would limit the rights of a shareholder to vote some or all of the shares that it holds, in case of a shareholder whose acquisition of shares results in that shareholder having voting power, when added to the shares previously held by such shareholder, to exercise or direct the exercise of more than a specified percentage of RGA’s outstanding stock (beginning at 20%). The statute exempts some types of acquisitions and provides a procedure for an acquiring shareholder to obtain shareholder approval to permit such shareholder to vote these shares. However, as permitted by the statute, RGA previously amended its bylaws to provide that the control share acquisition statute will not apply to control share acquisitions of RGA’s stock.

Takeover Bid Disclosure Statute. Missouri’s “takeover bid disclosure statute” requires that, under some circumstances, before making a tender offer that would result in the offeror acquiring control of us, the offeror must file certain disclosure materials with the Commissioner of the Missouri Department of Securities.

Insurance Holding Companies Act. We are regulated in Missouri as an insurance holding company. Under the Missouri Insurance Holding Companies Act and related regulations, the acquisition of control of a domestic insurer must receive prior approval by the Missouri Department of Insurance, Financial Institutions and Professional Registration, which we refer to as the “Department.” Missouri law provides that a transaction will be approved if the Department finds that the transaction would, among other things, not violate the law or be contrary to the interests of the insureds of any participating domestic insurance corporations. The Department may approve any proposed change of control subject to conditions.

DESCRIPTION OF WARRANTS OF RGA

We may issue warrants to purchase junior subordinated debt or common stock. We may issue warrants independently or as part of a unit with other securities, including, without limitation, preferred securities issued by the Trust. Warrants sold with other securities as a unit may be attached to or separate from the other securities. We will issue warrants under warrant agreements to be entered into between us and a warrant agent that we will name in the applicable prospectus supplement or other offering material.

The prospectus supplement or other offering material relating to any warrants we are offering will include specific terms relating to the offering, including a description of any other securities sold together with the warrants. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies, in which the prices of the warrants may be payable;

•	the designation, number and terms of the junior subordinated debt, common stock, or other securities or rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices, purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants and the currency or currencies, including composite currencies, in which such price is payable;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued as a unit;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

Warrants issued for securities other than our junior subordinated debt securities, common stock or the preferred securities of the Trust will not be exercisable until at least one year from the date of sale of the warrant.

We may use this prospectus in connection with any transaction relating to the Trust Preferred Income Equity Redeemable Securities (PIERS) Units of RGA and the Trust, including any remarketing of the preferred securities of the Trust. For a description of the warrants issued as part of the PIERS Units, see our Current Report on Form 8-K filed with the SEC on February 15, 2011, which is incorporated by reference herein.

The applicable prospectus supplement or other offering material will describe the specific terms of any warrant units.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement or other offering material, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement or other offering material will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

We may use this prospectus in connection with any transaction relating to the Trust Preferred Income Equity Redeemable Securities (PIERS) Units of RGA and the Trust, including any remarketing of the preferred securities of the Trust. For a description of the PIERS Units, see our Current Report on Form 8-K filed with the SEC on February 15, 2011, which is incorporated by reference herein.

DESCRIPTION OF PREFERRED SECURITIES OF THE TRUST

We may use this prospectus in connection with any transaction relating to the Trust Preferred Income Equity Redeemable Securities (PIERS) Units of RGA and the Trust, including any remarketing of the preferred securities of the Trust. For a description of the preferred securities issued as part of the PIERS Units, see our Current Report on Form 8-K filed with the SEC on February 15, 2011, which is incorporated by reference herein.

DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES OF RGA

We may use this prospectus in connection with any transaction relating to the Trust Preferred Income Equity Redeemable Securities (PIERS) Units of RGA and the Trust, including any remarketing of the preferred securities of the Trust. For a description of the preferred securities guarantees issued in connection with the PIERS Units, see our Current Report on Form 8-K filed with the SEC on February 15, 2011, which is incorporated by reference herein.

EFFECT OF OBLIGATIONS UNDER THE JUNIOR SUBORDINATED DEBT SECURITIES AND THE PREFERRED SECURITIES GUARANTEES

We may use this prospectus in connection with any transaction relating to the Trust Preferred Income Equity Redeemable Securities (PIERS) Units of RGA and the Trust, including any remarketing of the preferred securities of the Trust. For a description of the effect of obligations under the junior subordinated debt securities and preferred securities guarantees issued in connection with PIERS Units, see our Current Report on Form 8-K filed with the SEC on February 15, 2011, which is incorporated by reference herein.

PLAN OF DISTRIBUTION

We, the Trust, or any selling security holder may offer or sell these securities to or through one or more underwriters, dealers and agents, or through a combination of any of these methods, or directly to purchasers, on a continuous or delayed basis. We will describe the details of any such offering and the plan of distribution for any securities offering by us, the Trust, or any selling security holder, or any changes to the plan of distribution by the selling shareholders described below, if any, in a supplement to this prospectus or other offering material.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, William L. Hutton, Esq., Senior Vice President, General Counsel and Secretary of RGA, will issue an opinion about the legality of the common stock, warrants, and units of RGA under Missouri law, and Bryan Cave LLP will issue an opinion about the legality of the debt securities of RGA and the preferred securities guarantees of RGA. Mr. Hutton is paid a salary by RGA, is a participant in various employee benefit plans offered by RGA to employees of RGA generally and owns and has options to purchase shares of RGA common stock. Unless otherwise indicated in the applicable prospectus supplement, Richards, Layton & Finger, P.A., our special Delaware counsel, will issue an opinion about the legality of the trust preferred securities.

EXPERTS

The consolidated financial statements and financial statement schedules, incorporated by reference in this Form S-3 from Reinsurance Group of America, Incorporated and subsidiaries’ Annual Report on Form 10-K, and the effectiveness of Reinsurance Group of America, Incorporated and subsidiaries’ internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the consolidated financial statements and financial statement schedules and include an explanatory paragraph regarding a change in accounting for other-than-temporary impairments, as required by accounting guidance adopted on April 1, 2009, and (2) express an unqualified opinion on Reinsurance Group of America, Incorporated and subsidiaries’ effectiveness of internal control over financial reporting) which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

5,628,350 Shares of Common Stock
underlying Trust Preferred Income Equity Redeemable Securities (PIERS) Units

PROSPECTUS SUPPLEMENT
February 16, 2011